EXHIBIT (a)(1)(A)

JDS Uniphase Corporation

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

FOR A NUMBER OF RESTRICTED STOCK UNITS, REPLACEMENT OPTIONS OR CASH

THIS OFFER AND THE RIGHT TO WITHDRAW FROM THIS OFFER

EXPIRE AT 11:59 P.M., PACIFIC TIME, ON NOVEMBER 5, 2010, UNLESS WE EXTEND THIS OFFER

OCTOBER 6, 2010

JDS Uniphase Corporation, which is sometimes referred to in this offer as “JDSU,” “Company,” “we,” “us,” or “our”, by this Offer to Exchange Certain Stock Options for a Number of Restricted Stock Units, Replacement Options or Cash (the “Offer to Exchange”), is offering Eligible Employees (as defined herein) to voluntarily exchange on a value-for-value basis their Eligible Options (as defined herein) for (i) a lesser number of new restricted stock units (“RSUs”), (ii) a lesser number of replacement options if they are residents of Canada, or (iii) cash if such Eligible Employee (as defined herein) would receive in the aggregate less than 100 RSUs or less than 100 replacement options upon exchange (the “Exchange Program”). The new RSUs or replacement options will be granted as of the expiration of this offer, and any cash payments made in exchange for eligible options will be made, less applicable withholdings and without interest, promptly following the expiration of this offer.

Options eligible for exchange (“Eligible Options”) are those that:

•	are vested or unvested and have an exercise price equal to or higher than $15.00 per share of JDSU common stock immediately preceding the date of the commencement of the Offer;

•

were granted under any of the Amended and Restated 1993 Flexible Stock Incentive Plan, the Amended and Restated 2003 Equity Incentive Plan, the 2005 Acquisition Equity Incentive Plan, or the SDL, Inc. 1995 Stock Option Plan (collectively, the “Plans”);

•	were granted under one of the Plans prior to October 7, 2009; and

•	expire after November 30, 2010.

For purposes of the Exchange Program, the outstanding options that you hold under the applicable Plan give you the right to purchase shares of our common stock once you exercise those options by paying the applicable exercise price of those options. Thus, when we use the term “option” in this Offer to Exchange, we refer to the actual options you hold to purchase shares of our common stock and not the shares of our common stock underlying those options.

You are eligible to participate in the Exchange Program (an “Eligible Employee”) only if you:

•	are a then-active employee of JDSU or one of its majority-owned subsidiaries on the date this Offer commences and remain an employee through the completion date; and

•	hold at least one Eligible Option as of the commencement of this Offer.

This Exchange Program will not be available to (i) members of our Board of Directors, (ii) our named executive officers (our “Named Executive Officers”), or (iii) former employees of JDSU or our majority-owned subsidiaries. Executive officers who are not named in the Summary Compensation Table of our Proxy Statement filed in connection with our 2010 annual meeting are eligible to participate in the Exchange Program. Although we intend to allow our international employees to participate in the Offer, we may exclude otherwise eligible employees located outside of the United States if we determine that their participation is infeasible or impracticable under local regulations. See Section 1, Eligible Options; Eligible Employees, for additional details.

Participation in this Exchange Program is completely voluntary. If you choose not to participate in the Exchange Program, you will continue to hold your Eligible Options on the same terms and conditions and pursuant to the applicable Plan under which they were originally granted.

If you are an Eligible Employee with Eligible Options and elect to participate in the Exchange Program, you can exchange all or any of your Eligible Options on a grant-by-grant basis on or prior to 11:59 p.m., Pacific Time on November 5, 2010 (the “Expiration Date”). If you have previously exercised a portion of your Eligible Options, only that portion of your Eligible Options that have not been exercised will be eligible to be exchanged. If you elect to participate in the Exchange Program, we will give you notice of our acceptance for exchange of your Eligible Options. This notice may be by press release, email or other method of communication. Your surrendered options will be cancelled and the new RSUs or replacement options will be granted as of the Expiration Date. Your RSUs or replacement options will be granted under our Amended and Restated 2003 Equity Incentive Plan or its affiliated subplan the 2003 Amended and Restated Equity Incentive Plan for Employees in France, as applicable (collectively, the “2003 Plan”). If the Expiration Date is extended, then the option cancellation date and the date on which the new RSUs or replacement options are granted will be similarly extended. In the limited instances when cash payments are made instead of the grant of RSUs or replacement options in exchange for your surrendered Eligible Options, such cash payments will not be subject to a vesting schedule. Any cash payments made in exchange for eligible options will be made, less applicable withholdings and without interest, promptly following the expiration of this offer.

Please note that we will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any surrendered Eligible Options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any Eligible Options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered Eligible Options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any tender of any particular Eligible Options or for any particular Eligible Employee, provided that if we grant any such waiver, it will be granted with respect to all Eligible Employees and tendered Eligible Options. No tender of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Eligible Employee or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice.

The new RSUs or replacement options will have substantially the same terms and conditions as the Eligible Options that you surrender, except that:

•

You will receive a lesser amount of RSUs or replacement options for your surrendered Eligible Options. The number will be determined using an exchange ratio (i.e. how many shares subject to existing Eligible Options an Eligible Employee must surrender in order to receive one RSU or replacement option) based on the option valuation model and the exercise prices of the Eligible Options, all as further described in Section 9, Source and Amount of Consideration; Terms of RSUs and Replacement Options.

•

The new RSUs or replacement options will not vest on their grant date regardless of whether your surrendered Eligible Options are fully vested. Except in limited instances, all new RSUs or replacement options granted in exchange for Eligible Options will vest on the first anniversary of the grant date. Vesting is conditioned upon your continued service with us or any of our majority-owned subsidiaries through the vesting date. Any portion of the RSUs or replacement options that are not vested upon termination of your employment will be forfeited. In certain jurisdictions outside of the U.S. (such as France), vesting periods for RSUs or replacement options may be longer than one year from the date of grant and will be determined by the Company on a jurisdiction by jurisdiction basis in accordance with local regulations and applicable laws in such jurisdictions.

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•

RSUs have no voting rights or rights to receive cash dividends until shares of common stock are issued in settlement of such vested RSUs. However, recipients of RSUs will be credited with additional dividend equivalent units on any date that we pay cash dividends on the shares of JDSU common stock.

•	Replacement options will only be issued to residents of Canada and will have a new term of five years.

Eligible Options will be exchanged for cash in instances where an Eligible Employee would receive in the aggregate less than 100 RSUs or less than 100 replacement options under the Exchange Program. In the limited instances when cash payments are made instead of the grant of RSUs in exchange for your surrendered Eligible Options, such cash payments will not be subject to a vesting schedule. Any cash payments made in exchange for eligible options will be made, less applicable withholdings and without interest, promptly following the expiration of this offer.

Shares of our common stock are traded on the NASDAQ Global Select Market under the symbol “JDSU.” On September 29, 2010, the closing sales price of our common stock reported on the NASDAQ Global Select Market was $12.82 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your options. See Certain Risks of Participating in the Offer for additional details.

If you wish to surrender any of your Eligible Options for exchange in the Exchange Program, you must notify us of your election to exchange your Eligible Options before the Expiration Date. You may notify us of your election (i) by making an election online at the Exchange Program website, which is available at https://JDSU.equitybenefits.com, or (ii) by requesting and returning a paper copy of the election form to us via facsimile at the following number: (408) 516-5226. Your online or paper election must be submitted before the Expiration Date of 11:59 p.m., Pacific Time, on November 5, 2010 (or such later date as may apply if the Exchange Program is extended).

Included in the materials emailed to you is your Employee ID Number and Password. You will need your Employee ID Number and Password to gain access to your personal information on the Exchange Program website at https://JDSU.equitybenefits.com and to make your online elections with respect to the Exchange Program.

If you have difficulty accessing the Exchange Program website and require assistance, please contact us by email at JDSUquestions@sos-team.com, by telephone at (408) 754-4650, or by facsimile at (408) 516-5226. Messages will be responded to between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, Monday through Friday. The Exchange Program website and this phone number will not be operational after the Expiration Date.

IMPORTANT

Although the Compensation Committee of our Board of Directors (the “Compensation Committee”) has approved this Exchange Program, neither we, the Compensation Committee nor our Board of Directors make any recommendation as to whether you should elect to exchange or refrain from electing to exchange your options. You must make your own decision regarding whether to elect to exchange your options.

We are making this Offer upon the terms and subject to the conditions set forth in this Offer to Exchange and in the related documents referred to in this document. The Offer to Exchange is subject to certain conditions which we describe in this Offer to Exchange under Section 7, Conditions of the Offer.

THIS OFFER TO EXCHANGE DOCUMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”), OR ANY STATE OR FOREIGN SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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JDSU HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM ELECTING TO EXCHANGE YOUR ELIGIBLE OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. JDSU HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTRONIC ELECTION FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY JDSU.

NOTHING IN THIS DOCUMENT SHALL BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOY OF JDSU OR ANY OF ITS SUBSIDIARIES OR TO AFFECT OUR RIGHT TO TERMINATE THE EMPLOYMENT OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR GUARANTEE OF WAGES OR COMPENSATION.

JDSU RESERVES THE RIGHT TO AMEND OR TERMINATE THE PLANS AT ANY TIME, AND THE GRANT OF AN RSU OR OPTION UNDER THE 2003 PLAN OR THIS OFFER. THIS OFFER TO EXCHANGE DOCUMENT DOES NOT IN ANY WAY OBLIGATE JDSU TO GRANT ADDITIONAL EQUITY AWARDS OR OFFER FURTHER OPPORTUNITIES TO PARTICIPATE IN ANY OPTION EXCHANGE IN ANY FUTURE YEAR. THE GRANT OF A NEW RSU OR OPTION AND ANY FUTURE EQUITY AWARDS GRANTED UNDER THE 2003 PLAN OR IN RELATION TO THIS OFFER IS WHOLLY DISCRETIONARY IN NATURE AND IS NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION THAT IS OR WOULD BE SUBJECT TO SEVERANCE, RESIGNATION, REDUNDANCY, TERMINATION OR SIMILAR PAY, OTHER THAN TO THE EXTENT REQUIRED BY LOCAL LAW.

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SUMMARY TERM SHEET

Questions and Answers

The following are answers to some of the questions that you may have about this Offer. However, it is only a summary, and you should read carefully the remainder of this Offer to Exchange. In addition, we urge you to review the information in our annual report on Form 10-K for the year ended July 3, 2010, as it contains important financial and other information about us. We have included references to the relevant sections of this Offer to Exchange where you can find a more complete description of the topics covered in this summary. Because each JDSU employee is in a different financial situation, we urge you to consult with your personal financial and/or tax advisors before deciding to participate in this Exchange Program.

Index to Questions and Answers

1.	What is the Exchange Program?

2.	Why is JDSU implementing the Exchange Program?

3.	What options are eligible for exchange in the Exchange Program?

4.	Who is eligible to participate in the Exchange Program?

5.	What are the differences between restricted stock units (“RSUs”) and replacement options on the one hand and the Eligible Options that may be surrendered in the Exchange Program on the other hand?

6.	How does the Exchange Program work?

7.	When does the Exchange Program expire? Can the Exchange Program be extended, and if so, how will I be notified if it is extended?

8.	What will happen if I do not submit my electronic or paper election form by the Expiration Date?

9.	Why can’t I just be granted additional options?

10.	Why aren’t the exchange ratios set at one-for-one?

11.	How should I decide whether to exchange my Eligible Options under the Exchange Program?

12.	What are the conditions to Offer under the Exchange Program?

13.	If I participate, what will happen to my exchanged Eligible Options and the shares of common stock related to my exchanged Eligible Options?

14.	If I elect to exchange some of my Eligible Options, do I have to exchange all of my Eligible Options?

15.	What does it mean to exchange on a “grant-by-grant” basis?

16.	What happens if I have an Eligible Option that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

17.	Will I be required to give up all my rights to the canceled Eligible Options?

18.	Can I withdraw previously surrendered Eligible Options?

19.	Can I exchange both vested and unvested Eligible Options?

20.	Can I exchange options that I have already exercised in full?

21.	Can I exchange the remaining portion of an Eligible Option that I have already partially exercised?

22.	How many RSUs or replacement options will I receive?

23.	When will I receive my RSUs or replacement options?

24.	When will my RSUs or replacement options vest?

25.	When will my replacement options expire?

26.	Will I have to pay for my RSUs or replacement options?

27.	What happens to Eligible Options that I choose not to surrender or that are not accepted for exchange?

28.	Will I have to pay taxes if I exchange my Eligible Options in the Offer?

29.	What if I am an Eligible Employee of JDSU or one of its majority-owned subsidiaries when the Offer begins, but not an Eligible Employee when the Offer expires?

30.	What if I elect to participate in the Exchange Program and then leave JDSU or its majority-owned subsidiaries after the RSUs or replacement options are granted?

31.	What if I change my place of residence before the Offer expires?

32.	Are you making any recommendation as to whether I should exchange my Eligible Options?

33.	What if I have questions about the Exchange Program, or if I need a paper copy of this Offer to Exchange document or any documents attached or referred to in this document?

1.	What is the Exchange Program?

The Exchange Program, or this Offer, is a one-time, value-for-value offer by JDSU to allow Eligible Employees of JDSU or any of its majority-owned subsidiaries to exchange their Eligible Options for (i) a lesser number of new RSUs, (ii) a lesser number of replacement options if they are residents of Canada, or (iii) cash if such Eligible Employee would receive in the aggregate less than 100 RSUs or less than 100 replacement options under the Exchange Program. RSUs are rights to receive shares of common stock on specified future dates when those rights have vested following a specified period of service. The number of RSUs or replacement options that will be granted in exchange for Eligible Options will be determined by the exchange ratios described below under Question 22. Your surrendered options will be cancelled and the new RSUs or replacement options will be granted as of the Expiration Date. If the Expiration Date is extended, then the option cancellation date and the date on which the new RSUs or replacement options are granted will be similarly extended. In the limited instances when cash payments are made instead of the grant of RSUs or replacement options in exchange for your surrendered Eligible Options, such cash payments will not be subject to a vesting schedule. Any cash payments made in exchange for eligible options will be made, less applicable withholdings and without interest, promptly following the expiration of this Offer. Your RSUs or replacement options will not vest on their grant date regardless of whether your surrendered Eligible Options are fully vested. Except in limited instances, all RSUs and replacement options granted in exchange for Eligible Options will vest on the first anniversary of the date of grant. Vesting is conditioned on your continued service with us or any of our majority-owned subsidiaries through the vesting date. In certain jurisdictions outside of the U.S. (such as France), vesting periods for RSUs or replacement options may be longer than one year from the date of grant and will be determined by the Company on a jurisdiction by jurisdiction basis in accordance with local regulations and applicable laws in such jurisdictions. Replacement options generally will have a new term of five years.

2.	Why is JDSU implementing the Exchange Program?

Like many companies, our stock price has experienced significant volatility in recent years. As a result, many of our employees hold options with exercise prices significantly higher than the current market price of our common stock. As of August 28, 2010, there were options outstanding to purchase 18,854,953 shares of our common stock with an exercise price range of $1.04 to $1,054.50 per share and a weighted average price of $20.19 per share as compared to the closing price per share on the same day of $9.97. Approximately 46 percent of our employees held options on that date and approximately 59 percent of those options were underwater. We estimate that 36 percent of employees are Eligible Employees and that such employees hold Eligible Options to buy approximately 4.3 million shares of our common stock, or approximately 23 percent of our total common stock subject to outstanding options. Such Eligible Options have an exercise price range of $15.25 to $1,054.50 per share, a weighted average price of $24.59 per share and a weighted average expected term of 3.0 years.

We believe the Exchange Program is important to restore retention of and provide incentives to our valuable employee base. We also believe that the Exchange Program will enable us to recapture the value of compensation costs and realize the intended benefits of the original options that we granted without any material increase in compensation expense. In addition, we believe that implementing the Exchange Program as a means of motivating and retaining our employees is a better alternative than increasing cash compensation or granting additional equity awards. Lastly, because we expect to exchange a substantially smaller number of RSUs or replacement options for surrendered Eligible Options, we anticipate that the dilution and market overhang caused by the Eligible Options will decrease.

See Section 3 for more information.

3.	What options are eligible for exchange in the Exchange Program?

We are offering to exchange your Eligible Options if you accept this Offer for a lesser number of RSUs, or replacement options or cash. Eligible options are all those that:

•	are vested or unvested and have an exercise price equal to or higher than $15.00 per share of JDSU common stock immediately preceding the date of the commencement of the Offer;

•	were granted under any of the Plans;

•	were granted under one of the Plans prior to October 7, 2009; and

•	expire after November 30, 2010.

For purposes of the Exchange Program, the outstanding options that you hold under the applicable Plan give you the right to purchase shares of our common stock once you exercise those options by paying the applicable exercise price of those options. Thus, when we use the term “option” in this Offer to Exchange, we refer to the actual options you hold to purchase shares of our common stock and not the shares of our common stock underlying those options.

See Section 1 for more information.

4.	Who is eligible to participate in the Exchange Program?

You are eligible to participate in this Offer only if you:

•	are a then-active employee of JDSU or one of its majority-owned subsidiaries on the date this Offer commences and remain an employee through the completion date; and

•	hold at least one eligible option as of the commencement of this Offer.

This Exchange Program will not be available to (i) members of our Board of Directors, (ii) our named executive officers (our “Named Executive Officers”), or (iii) former employees of JDSU or our majority-owned subsidiaries. Executive officers who are not named in the Summary Compensation Table of our Proxy Statement filed in connection with our 2010 annual meeting are eligible to participate in the Exchange Program. Although we intend to allow our international employees to participate in the Offer, we may exclude otherwise eligible employees located outside of the United States if we determine that their participation is infeasible or impracticable under local regulations.

See Section 1 for more information.

5.	What are the differences between restricted stock units (“RSUs”) and replacement options on the one hand and the Eligible Options that may be surrendered in the Exchange Program on the other hand?

A stock option is a right to buy a share of JDSU common stock on or after the vesting date at a set exercise price. RSUs are rights to receive shares of common stock on specified future dates when those rights have vested following a specified period of service. Your RSUs or replacement options will have substantially the same terms and conditions as the Eligible Options that you surrender, except that:

•

You will receive a lesser amount of RSUs or replacement options for your surrendered Eligible Options. The number will be determined using an exchange ratio (i.e. how many shares subject to existing Eligible Options an employee must surrender in order to receive one RSU or replacement option) based on our option valuation model and the exercise prices of the Eligible Options, all as described in Section 9, Source and Amount of Consideration; Terms of RSUs.

•

The new RSUs or replacement options will not vest on their grant date regardless of whether your surrendered Eligible Options are fully vested. Except in limited instances, all new RSUs or replacement options granted in exchange for Eligible Options will vest on the first anniversary of the grant date. Vesting is conditioned upon your continued service with us or any of our majority-owned subsidiaries through the vesting date. Any portion of the RSUs or replacement options that are not vested upon termination of your employment will be forfeited. In certain jurisdictions outside of the U.S. (such as France), vesting periods for RSUs or replacement options may be longer than one year from the date of grant and will be determined by the Company on a jurisdiction by jurisdiction basis in accordance with local regulations and applicable laws in such jurisdictions.

•

RSUs have no voting rights or rights to receive cash dividends until our common stock is issued in settlement of such vested RSUs. However, recipients of RSUs will be credited with additional dividend equivalent units on any date that we pay cash dividends on our common stock.

•	Replacement options will only be issued to residents of Canada and will have a new term of five years.

Eligible Options will be exchanged for cash in instances where an Eligible Employee would receive in the aggregate less than 100 RSUs or less than 100 replacement options under the Exchange Program. In the limited instances when cash payments are made instead of the grant of RSUs in exchange for your surrendered Eligible Options, such cash payments will not be subject to a vesting schedule. Any cash payments made in exchange for eligible options will be made, less applicable withholdings and without interest, promptly following the expiration of this Offer.

New RSUs and any replacement options will be granted under our 2003 Plan and will be subject to a new award agreement, including any country-specific appendix thereto. The form of new agreements have been filed as exhibits to the Schedule TO of which this Offer to Exchange is a part and are available on the SEC’s website at www.sec.gov.

See Section 9 for more information.

6.	How does the Exchange Program work?

If you wish to surrender any of your Eligible Options for exchange in the Offer, you must notify us of your election to exchange your Eligible Options before the Exchange Program expires. You may notify us of your election by (i) making an election online at the Exchange Program website, which is available at https://JDSU.equitybenefits.com, or (ii) by requesting and returning a paper copy of the election form to us via facsimile at the following number: (408) 516-5226. Your online or paper election must be submitted before the Expiration Date of 11:59 p.m., Pacific Time, on November 5, 2010 (or such later date as may apply if the Exchange Program is extended) (the “Expiration Date”). If you have difficulty accessing the Exchange Program website and require assistance, please contact us by email at JDSUquestions@sos-team.com, by telephone at (408) 754-4650, or by facsimile at (408) 516-5226. Messages will be responded to between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, Monday through Friday. If you elect to participate in the Exchange Program, we will give you notice of our acceptance for exchange of your Eligible Options. This notice may be by press release, email or other method of communication. If you do not receive confirmation of receipt, it is your responsibility to ensure that we have received your election.

This is a one-time offer, and we will strictly enforce the Offer period subject to an extension which we may grant in our sole discretion. We cannot accept delivery of your electronic or paper election form after the Expiration Date. We reserve the right to reject any or all surrenders of Eligible Options that we determine are not in appropriate form or that we determine it would be unlawful, infeasible or impracticable under local regulations to accept. Subject to our rights to extend, terminate and amend the Exchange Program, we expect to accept all properly surrendered Eligible Options on the Expiration Date.

Participation in this Exchange Program is completely voluntary. If you choose not to participate in the Exchange Program, you will continue to hold your Eligible Options on the same terms and conditions and pursuant to the applicable Plan under which they were originally granted.

See Section 4 for more information.

7.	When does the Exchange Program expire? Can the Exchange Program be extended, and if so, how will I be notified if it is extended?

The Exchange Program expires at 11:59 p.m., Pacific Time, on November 5, 2010, unless we extend the Exchange Program. Although we do not currently intend to do so, we may, in our sole discretion or as required, extend the Expiration Date at any time. If we extend the Exchange Program, we will issue a press release, email or other form of communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the next business day following the Expiration Date. If the Expiration Date is extended, then the cancellation of Eligible Options and the RSU and option replacement grant date will be similarly extended.

This is a one-time offer, and we will strictly enforce the Offer period subject to an extension which we may grant in our sole discretion. We cannot accept delivery of your electronic or paper election form after the Expiration Date. We reserve the right to reject any or all surrenders of Eligible Options that we determine are not in appropriate form or that we determine it would be unlawful, infeasible or impracticable under local regulations to accept. Subject to our rights to extend, terminate and amend the Exchange Program, we expect to accept all properly surrendered Eligible Options on the Expiration Date.

See Section 15 for more information.

8.	What will happen if I do not submit my electronic or paper election form by the deadline?

If we do not receive your election to surrender Eligible Options for exchange before the Exchange Program expires, then all of your Eligible Options will remain outstanding at their original exercise price and subject to their original terms. If you decide not to surrender any of your Eligible Options for exchange in the Exchange Program, you do not need to do anything. However, we request that even if you decide not to participate in the Exchange Program that you complete the electronic or paper election form and decline to participate in the Exchange Program. This will help to facilitate our administration of the Exchange Program. Of course, as described in the answers to Question 18 below, you are permitted during the period of this Offer to change your election to participate in the Exchange Program.

9.	Why can’t I just be granted additional options?

We designed the Exchange Program to avoid the potential dilution in ownership to our stockholders that would result if we granted employees additional stock options to supplement their existing stock options. Granting more stock options would increase the number of outstanding stock options relative to our outstanding shares of common stock, sometimes called “overhang”, which we do not believe would be in the best interests of our stockholders. In addition, issuing additional stock options without cancelling any previously granted stock options would increase our non-cash compensation expense, as we would need to recognize expense for both the additional stock options and the previously granted stock options. This would decrease our earnings and could negatively impact our stock price. However, in certain instances where we determine that adverse tax consequences may arise, particularly in foreign jurisdictions, we may decide to grant a lesser number of replacement options for the surrendered Eligible Options to minimize the potential adverse taxation consequences in those jurisdictions.

See Section 3 for more information.

10.	Why aren’t the exchange ratios set at one-for-one?

We determined the exchange ratios for the Eligible Options (i.e. how many shares subject to existing Eligible Options an Eligible Employee must surrender in order to receive one RSU or replacement option) based on the our option valuation model and the exercise prices of the Eligible Options, all as further described in Section 9. Our objective was to provide for the grant of RSUs or replacement options that would have a value, determined as of September 1, 2010, approximately equal in the aggregate to the value of your surrendered Eligible Options.

See Section 9 for more information.

11.	How should I decide whether to exchange my Eligible Options under the Exchange Program?

Although the Compensation Committee has approved the Exchange Program, neither we, the Compensation Committee nor our Board of Directors makes any recommendation as to whether you should surrender or not surrender your Eligible Options. No one from the Company is, or will be, authorized to provide you with advice or recommendations in this regard. You must make your own decision whether or not to surrender your Eligible Options taking into account your own personal circumstances and preferences. For questions regarding tax implications or other investment-related questions, we urge you to consult your own legal counsel, accountant and/or financial advisor. It is important that you review the section entitled Certain Risks of Participating in the Offer for a discussion of the risks of participating in the Exchange Program, including those related to the value of Eligible Options compared to RSUs or replacement options, if our stock price increases in the future.

12.	What are the conditions to the Offer under the Exchange Program?

The Exchange Program is subject to the conditions described in Section 7 of this Offer to Exchange regarding events that could occur prior to the Expiration Date that might dictate that we terminate, extend or amend the Exchange Program at any time prior to the Expiration Date. The Exchange Program is not conditioned on a minimum number of Eligible Employees participating or Eligible Options being surrendered.

13.	If I participate, what will happen to my exchanged Eligible Options and the shares of common stock related to my exchanged Eligible Options?

Eligible Options that you elect to exchange will be cancelled on the Expiration Date and you will no longer have those Eligible Options available for exercise, unless this Offer is extended, in which case such Eligible Options will be canceled on the extended Offer expiration date. Any options that are not Eligible Options will not be canceled and will remain outstanding at their original exercise price and under their original terms.

Generally, the shares of common stock subject to surrendered Eligible Options will not be available for future issuance under the Company’s Plans once the surrendered Eligible Options are cancelled, with the exception of shares initially granted under the 2003 Plan. Regarding common stock subject to cancelled Eligible Options granted under the 2003 Plan, such shares of common stock in excess of shares of common stock subject to the RSUs or replacement options will be returned to the 2003 Plan and made available for future grant. Based on an assumption that 100% of the Eligible Options will be surrendered, JDSU estimates that approximately 3.1 million shares of common stock will be returned to the 2003 Plan through the Exchange Program (after the necessary adjustment for the RSUs and replacement options that will be issued in exchange for surrendered Eligible Options).

See Section 6 and Section 12 for more information.

14.	If I elect to exchange some of my Eligible Options, do I have to exchange all of my Eligible Options?

No. You may elect to exchange some or all of your Eligible Options on a grant-by-grant basis.

15.	What does it mean to exchange on a “grant-by-grant” basis?

The term “option” refers to an option to purchase one (1) share of our common stock, and the term “option grant” refers to a grant of one (1) or more options. If you choose to tender one (1) or more options received pursuant to a particular option grant, you must exchange all outstanding options received pursuant to such grant, which means you must make your election to participate in the Exchange Program on a grant-by-grant basis. No partial surrender of a grant will be accepted. Note that we are not accepting partial tenders of Eligible Options, except that (i) you may partially tender an Eligible Option grant covered by a domestic relations order or comparable legal document as the result of the end of a marriage (See Question 16 below), and (ii) you may elect to exchange all of the Eligible Options received pursuant to such grant that remain unexercised on the Expiration Date.

See Section 4 for more information.

16.	What happens if I have an Eligible Option that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

If you have an Eligible Option that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage and a person who is not an Eligible Employee of JDSU or a majority-owned subsidiary that beneficially owns a portion of that Eligible Option, you may tender only the portion beneficially owned by you. Any portion beneficially owned by the person who is not our employee may not be exchanged in this Offer even if legal title to that portion of the award is held by you and you are an Eligible Employee.

See Section 4 for more information.

17.	Will I be required to give up all my rights to my canceled Eligible Options?

Yes. Each Eligible Option that we accept for exchange will be canceled, along with the corresponding stock option agreement, and will cease to exist. Upon such cancellation, you will no longer have any rights under those Eligible Options.

See Section 12 for more information.

18.	Can I withdraw previously surrendered Eligible Options?

Yes. If you elect to surrender Eligible Options and later change your mind, you may withdraw all or some of your surrendered Eligible Option grants by notifying us of your election to withdraw the Eligible Option before the Expiration Date. Please note, however, that withdrawals must be made on a grant-by-grant basis. You may notify us of your withdrawal election by revising your election (i) online at the Exchange Program website, which is available at https://JDSU.equitybenefits.com or (ii) by requesting and returning a paper copy of your revised election form to us via facsimile at the following number: (408) 516-5226. Your online withdrawal election must be submitted before the Expiration Date of 11:59 p.m., Pacific Time, on November 5, 2010 (or such later date as may apply if the Offer is extended). In addition, although we presently intend to accept and cancel validly surrendered Eligible Options on the Expiration Date, if we have not accepted your options within 40 business days of the commencement of this Offer, you may withdraw your tendered options at any time thereafter. Once you have withdrawn your Eligible Options, you may surrender them to the Company for exchange by following the procedures for properly surrendering Eligible Options as discussed in Question 6.

If you have difficulty accessing the Exchange Program website and require assistance, please contact us by email at JDSUquestions@sos-team.com, by telephone at (408) 754-4650, or by facsimile at (408) 516-5226. Messages will be responded to between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, Monday through Friday.

If you miss the deadline for notifying us of your withdrawal election but remain an Eligible Employee, any previously surrendered Eligible Options will be cancelled and exchanged pursuant to the Offer.

19.	Can I exchange both vested and unvested Eligible Options?

Yes. You can exchange Eligible Options, whether or not they are fully vested. But if you choose to accept the Offer with respect to a particular Eligible Option grant, you must surrender the entire Eligible Option grant as discussed in the answers to Questions 14 and 15. However, as described in Question 24, except in limited circumstances, the RSUs or replacement options will not vest until the first anniversary of the RSU or replacement option grant date, as applicable, even if the surrendered Eligible Option was vested. In certain jurisdictions outside of the U.S. (such as France), vesting periods for RSUs or replacement options may be longer than one year from the date of grant and will be determined by the Company on a jurisdiction by jurisdiction basis in accordance with local regulations and applicable laws in such jurisdictions.

20.	Can I exchange options that I have already exercised in full?

No. The Exchange Program only pertains to outstanding options. It does not apply in any way to shares you have purchased, whether upon the exercise of options or otherwise, or whether or not those shares have fully vested. If you have exercised an Eligible Option grant in its entirety, that option grant is no longer outstanding and is therefore not subject to the Exchange Program.

21.	Can I exchange the remaining portion of an Eligible Option that I have already partially exercised?

Yes. Any remaining outstanding, unexercised Eligible Options can be exchanged. If you have previously exercised a portion of an Eligible Option, only the portion of that Eligible Option which has not yet been exercised will be eligible to be exchanged. Eligible Options for which you have properly submitted an exercise notice prior to the Expiration Date will be considered exercised to that extent, whether or not you have received confirmation of exercise for the shares purchased.

22.	How many RSUs or replacement options will I receive?

We determined exchange ratios for the Exchange Program (i.e. how many shares subject to existing Eligible Options an Eligible Employee must surrender in order to receive one RSU or replacement option, as applicable) using our option valuation model and the exercise prices of the Eligible Options, all as further described in Section 9. Our objective in determining the exchange ratios was to provide for the grant of RSUs or replacement options that would have a value, determined as of September 1, 2010, approximately equal in the aggregate to the value of the Eligible Options surrendered. We will not grant any fractional RSUs or replacement options. Instead, if the exchange ratios yield a fractional amount of shares, we will round down to the nearest whole number of shares with respect to each surrendered Eligible Option on a grant-by-grant basis. The table in Section 9 sets forth the exchange ratios to be used based on the exercise price of your Eligible Options.

See Section 9 for more information.

23.	When will I receive my RSUs?

We expect to cancel all properly surrendered Eligible Options on the Expiration Date. The Expiration Date is 11:59 p.m., Pacific Time, on November 5, 2010, and we expect to accept and cancel all properly surrendered Eligible Options on the Expiration Date. The new RSUs or replacement options will be granted as of the Expiration Date. If the Expiration Date is extended, then the option cancellation date and the date on which the new RSUs or replacement options are granted will be similarly extended. RSUs or new replacement options will be granted under our 2003 Plan and will be subject to a new grant agreement, including any country-specific appendix thereto. The form of new grant agreements have been filed as exhibits to the Schedule TO of which this Offer to Exchange is a part and are available on the SEC’s website at www.sec.gov.

See Section 9 for more information.

24.	When will the RSUs or replacement options vest?

The replacement RSUs will not vest on their date of grant regardless of whether a surrendered Eligible Option was vested. Except in limited circumstances, all RSUs granted in exchange for Eligible Options will vest on the first anniversary of their grant date, will be granted under our 2003 Plan and will be subject to an RSU agreement, including any country-specific appendix thereto. The forms of award agreements have been filed as an exhibit to the Schedule TO of which this Offer to Exchange is a part and are available on the SEC’s website at www.sec.gov. Except in limited circumstances, all replacement options granted in exchange for Eligible Options also will vest on the first anniversary of the grant date and will have a new term of five years. Vesting of RSUs and replacement options is conditioned upon your continued service with us or any of our majority-owned subsidiaries through the vesting date, otherwise such RSUs or replacement options will be forfeited. In certain jurisdictions outside of the U.S. (such as France), vesting periods for RSUs or replacement options may be longer than one year from the date of grant and will be determined by the Company on a jurisdiction by jurisdiction basis in accordance with local regulations and applicable laws in such jurisdictions.

25.	When will my replacement options expire?

In the instances where the Company issues replacement options instead of RSUs to residents of Canada, such replacement options will have a term of five years.

26.	Will I have to pay for my RSUs or replacement options?

No. You do not have to make any cash payment to us to receive your RSUs or replacement options or the common stock issuable upon the vesting of such RSUs or replacement options. However, please see Section 14 for more information regarding potential tax withholding obligations.

27.	What happens to Eligible Options that I choose not to surrender or that are not accepted for exchange?

If you choose not to participate or your Eligible Options are not accepted for exchange, your existing Eligible Options will (i) remain outstanding until they expire by their terms, (ii) retain their current exercise price, (iii) retain their current vesting schedule and (iv) retain all of the other terms and conditions as set forth in the relevant option grant agreement.

28.	Will I have to pay taxes if I exchange my Eligible Options in the Exchange Program?

Although the applicable tax laws may vary from country to country, generally, we believe the exchange of Eligible Options for RSUs or replacement options pursuant to the Exchange Program should be treated as a nontaxable exchange and that no income should be recognized upon the grant of the RSUs or replacement options. However, you normally will recognize taxable income in connection with your RSUs, generally upon settlement of the award, although the applicable tax laws may vary from country to country. For our U.S. employees and many of our non-U.S. employees at JDSU and its subsidiaries, this income is subject to income and employment tax withholding. We will satisfy tax withholding obligations, if applicable, in the manner specified in the RSU Agreement, including any country-specific appendix thereto, for your RSUs. If permissible under applicable law and as specified in your award agreement, including any country-specific appendix thereto, we have the right, but not the obligation, to require you to satisfy all or any portion of your withholding obligations by deducting from the shares of common stock that would otherwise be deliverable to you in settlement of your RSUs in a number of whole shares that have a fair market value that does not exceed the applicable minimum statutory withholding requirements.

Included as Appendix B to this Offer to Exchange are disclosures regarding the material tax consequences of participation in the Offer in Canada, China, France, Germany, Hong Kong, India, Israel, Italy, Japan, Mexico, the Netherlands, Singapore, South Korea, Taiwan and the United Kingdom. If you are subject to the tax laws of one of these jurisdictions, you should review these disclosures carefully before deciding whether or not to participate in the Offer.

Note that the tax treatment of RSUs differs significantly from the tax treatment of your Eligible Options. You should consult with your tax advisor to determine the personal tax consequences to you of participating in the option exchange. If you are subject to the tax laws in more than one country, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you.

See Section 14 for more information.

29.	What if I am an Eligible Employee when the Exchange Program begins, but not an Eligible Employee on the RSU or replacement option grant date?

If you are no longer employed by JDSU or any of its majority-owned subsidiaries, whether voluntarily, involuntarily or for any other reason before the completion date, you will not be able to participate in this Offer. Accordingly, if you are not an Eligible Employee on the RSU or replacement option grant date, even if you had elected to participate in this Offer and had surrendered your Eligible Options for exchange, your surrender will automatically be deemed withdrawn and you will not participate in this Offer.

If your employment ends before the RSU or replacement option grant date, you will retain your outstanding Eligible Options in accordance with their current terms and conditions. In the case of termination of your employment, you may exercise your outstanding options during a limited period of time following the termination of employment in accordance with their terms and conditions to the extent they are vested options.

The Exchange Program does not change the nature of your “at-will” employment with JDSU or any of its subsidiaries and does not create any obligation on the part of JDSU or any of its subsidiaries to continue your employment for any period. Your employment may be terminated by us or any of our subsidiaries, as applicable, or by you at any time, including prior to the Expiration Date or prior to the vesting date for any RSUs or replacement options, for any reason, with or without cause.

See Section 1 for more information.

30.	What if I elect to participate in the Exchange Program and then leave JDSU or its majority-owned subsidiaries after the RSUs or replacement options are granted?

If you elect to participate in the Exchange Program and surrender your Eligible Options for exchange, and if we accept your surrendered Eligible Options, we anticipate that your RSUs or replacement options will be granted on November 5, 2010, unless the Expiration Date is extended. If your service terminates for any reason after the date the RSUs or replacement options are granted, the terms and conditions of any RSUs or replacement options granted under the Exchange Program will apply. If your service with JDSU or its majority-owned subsidiaries terminates before your RSUs or replacement options are fully vested, you will forfeit the unvested portion of any RSUs or replacement options immediately upon the date your service terminates in accordance with the terms of your RSU or replacement option award agreement.

See Section 1 for more information.

31.	What if I change my place of residence before the Offer expires?

Although we intend to allow our international employees to participate in the Offer, we may exclude otherwise Eligible Employees located outside of the United States if we determine that their participation is infeasible or impracticable under local regulations. Accordingly, if you change your place of residence before the Expiration Date, and we determine that your participation is infeasible or impracticable under local regulations, you will not be able to participate in the Offer. See Section 1, Eligible Options; Eligible Employees, for additional details.

32.	Are you making any recommendation as to whether I should exchange my Eligible Options?

No. Neither the Compensation Committee, the Board of Directors nor we are making any recommendation as to whether you should accept this Offer and participate in the Exchange Program. We understand that the decision whether or not to exchange your Eligible Options in this Offer will be a challenging one for many Eligible Employees. The program does carry risks (See Risks of Participating in the Offer for more information on some of these risks), and we can offer no assurances that you ultimately would receive greater value from the RSUs or replacement options you will receive in exchange than you would if you had retained your corresponding Eligible Options. As a result, you must make your own decision as to whether or not to participate in this Offer. For questions regarding personal tax implications or other investment, or tax-related questions, we urge you to consult your legal counsel, accountant, and/or financial advisor.

33.	What if I have questions about the Exchange Program, or if I need a paper copy of this Offer to Exchange document or any documents attached or referred to in this document?

If you have difficulty accessing the Exchange Program website and require assistance, please contact us by email at JDSUquestions@sos-team.com, by telephone at (408) 754-4650, or by facsimile at (408) 516-5226. Messages will be responded to between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, Monday through Friday. Please note that we have not authorized any person to make any recommendation or representation on our behalf as to whether you should exchange or refrain from exchanging your Eligible Options pursuant to this Offer. If anyone makes any recommendation or representation or gives you any information different from the representations or information contained in these documents, you must not rely upon that recommendation, representation or other information as having been authorized by us.

FORWARD-LOOKING STATEMENTS

Statements contained in this Offer to Exchange and our SEC reports which are not historical facts are “forward-looking statements.” A forward-looking statement may contain words such as “anticipates that,” “believes,” “can impact,” “continue to,” “estimates,” “expects to,” “intends,” “may,” “plans,” “potential,” “projects,” “to be,” “will be,” “will continue to be,” “continuing,” “ongoing,” or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements include statements regarding: our expectations regarding an increase in consumer demand for real-time, interactive visual and audio experiences; our beliefs regarding bandwidth growth over optical networks; our belief that we are well positioned to benefit from industry trends; our plan to expand opportunities in emerging geographies and through channel marketing; our strategy to operate as a Company comprised of a portfolio of businesses with a focus on optical and broadband innovation; our expectation that the growing demand for network capacity will encourage the adoption of communications and commercial optical products across the telecom sector; our belief that an increase in network capacity will increase the demand for optical products in the storage and enterprise sectors; our belief that the deployment of fiber closer to the end user increases the availability of high-bandwidth services and will result in increased demand on the metro and long-haul networks; our plan to continue to enable our customers to build systems for Agile Optical Networks (“AON”); our expectation that the Company will continue to play a vital role in the broadband and optical innovation that enables breakthrough solutions for essential high-tech industries; our belief that we are well positioned to migrate from fixed to reconfigurable dense wavelength division multiplexer (“DWDM”) architectures and networks; our belief that increasing deployments of broadband access, the expansion of IP-based services, and the need to reduce deployment time and cost should result in increased demand for communications test and measurement instruments, systems, software and services; our expectation that the Company’s Communications Test and Measurement business unit will continue to improve profitability; our belief that we have the broadest range of wire line products and solutions available in the communications test and measurement industry; our belief that our broad portfolio of test and measurement solutions position the Company well to benefit from these improvements; our plan to continue to leverage our unique intellectual property, including leading expertise in optics, light management and material technology to develop solutions that provide unique advantages for our customers; our belief in the increasing demand for high quality lasers for a variety of markets; our belief that the Company is well positioned to benefit from the demand for quality compact lasers; our plan to accelerate new customer applications enabled by using lasers coupled with high performance photonic power photovoltaic converters to provide power over fiber; our belief that the Company is a pioneer in the emerging market of photonic power; our plan to continue to help customers make their existing networks more flexible and agile by designing agility into our products at the photonic level; our objective to continue to be a leading supplier for all markets and industries we serve and the strategies we plan to pursue to achieve such objective; our commitment to invest organically through acquisitions and partnerships in new technologies, products and services; our commitment to the ongoing evaluation of strategic opportunities and the acquisition of additional products, technologies or businesses; our belief that we strengthened our business model by expanding our addressable market, customer base and expertise, diversifying our product portfolio and fortifying our core businesses through acquisitions as well as other organic initiatives; our plans to leverage the technologies, distribution relationships, products and services gained as a result of acquisitions; our belief that our acquisitions create new opportunities for the acquired products due to JDSU’s direct sales and service organization serving the largest telecommunications and cable service providers worldwide; our plan to continue to strengthen our partnerships with contract manufacturers for our telecommunications, data communications and laser products; our intention to continue to centralize many administrative functions such as information technology, human resources and finance; our devotion of substantial resources to research and development in order to develop new and enhanced products to serve our markets and segments; our intention to establish at least two sources of supply for raw materials whenever possible; our intention not to broadly license our intellectual property rights; our belief that we have good employee relations; our expectation that seasonable demand fluctuations will cause significant, periodic variations in our financial results for our Communications Test and Measurement segment; our desire to expand our markets and customer base, improve the profitability of our product portfolio and improve time to revenue in our Advanced Optical Technologies segment and commercial lasers business and efforts to effect such changes; our efforts to reduce our cost structure; the impact of restructuring and related charges on our results of operations and cash flows; our efforts to divert resources from new product research and development and other functions to assist with difficulties related to execution capabilities and customer relations; our continued experiences with product failures; our intention to continue to develop new product lines and improve the business for existing ones; our expectation that the introduction of new products will continue to incur higher start-up costs and increased yield and product quality risk among other issues; our expectations regarding our future growth; our continued reliance on a limited number of customers for a significant portion of our revenues; our expectation that we will continue to experience strain on our supply chain and periodic supplier problems; our belief that we must maintain a substantial commitment to innovation and product differentiation, as well as significantly reduce cost structure to remain competitive in future business climates; our intention to continue to address the need to develop new products through acquisitions of other companies and technologies; our efforts to continue to recruit key personnel; our expectations that net revenue from international customers outside of North America will continue to account for a significant portion of our total revenue; our expectation regarding the expansion of our research and development activities in China; our expectation of the need to respond to and our intention to respond to intellectual property infringement claims in the course of our business operations from our competitors; our belief that our existing properties, including both owned and leased sites, are in good condition and suitable for the conduct of our business; our belief that our existing facilities are adequate to meet our immediate needs; our belief that various critical accounting policies are affected by significant estimates, assumptions and judgments used in the preparation of our consolidated financial statements; our belief that using a combination of historical and market-based implied volatility from traded options on Company common stock is a better indicator of expected volatility and future stock price trends than relying solely on historical volatility; our anticipation that cash dividends will not be paid in the foreseeable future; our commitment to enabling broadband and optical innovation in the communications and commercial markets; our expectation that high customer concentration, attendant pricing pressure, and other effects on our communications markets will remain for the foreseeable future; our efforts to expand our products, customers and distribution channels for several of our core competencies; our expectations that seasonality in the Communications Test and Measurement segment will continue for the foreseeable future; our expectation that the adoption of certain accounting pronouncements will not have a material adverse effect on our financial statements; our estimates for costs associated with our restructuring plans; our assumptions related to pension and postretirement benefits; our expectation that we will continue to encounter a number of industry and market structural risks and uncertainties that will limit our business climate and market visibility; the continued North American assembly transitions; our belief that investment in research and development (“R&D”) is critical to attaining our strategic objectives; our continued efforts to reduce total operating spending; our intention to continue to address our selling, general and administrative (“SG&A”) expenses and reduce these expenses as and when opportunities arise; our expectations regarding future SG&A expenses; our expectation that none of the non-core SG&A expenses will have a material adverse impact on our financial condition; our expectation that the zero coupon convertible notes will be retired within one year; our efforts to take advantage of opportunities to reduce costs through targeted, customer-driven restructuring events; our expectation that payments related to severance benefits will be paid off by the third quarter of fiscal 2013 and that payments related to lease costs will be paid by the fourth quarter of fiscal 2012; our plan to pay the lease costs associated with the Ottawa facility by the third quarter of fiscal 2018; our belief that we have provided adequate amounts for adjustments that may result from tax audits; our estimates for additional required investment in research and development in connection with our acquisitions; our expectation that our acquisitions will strengthen the Company’s position in the related markets and help grow our business in various regions; our belief that our existing cash balances and investments will be sufficient to meet our liquidity and capital spending requirements at least through the next 12 months; our expectation that gains and losses on derivatives will be offset by re-measurement gains and losses on the foreign currency dominated assets and liabilities; our ability to mitigate credit risk and marketability risk of our portfolio of investments; our intention to maintain a sufficient safety stock of products and to maintain ongoing communications with suppliers to guard against interruptions or cessation of supply; the expectation for the deductibility of goodwill associated with our acquisitions; our estimates for associated restructuring and non-recurring charges; our estimate that no additional taxes would have to be provided if the earnings were repatriated back to the U.S.; our belief that certain jurisdictions in which we received tax benefits attributable to the release of valuation allowances will generate future income; our expectation that the Full Value Awards will vest over one to four years; our expectation to amortize $12.1 million of unrecognized stock-based compensation cost related to stock option activity over a period of 2.0 years; our expectation to amortize $0.1 million of stock based compensation expense related to the employee stock purchase plan (“ESPP”) in the first quarter of fiscal 2011; our expectation to amortize $32.8 million of estimated stock based compensation expense related to Full Value

Awards over an estimated amortization period of 2.1 years; our expectation that the required contribution to the Company’s pension plans in fiscal 2011 will be $0.3 million; our expectation to close $138.1 million in obligations to purchase inventory and other commitments within one year; our estimate that the Company’s potential tax liability related to a Texas franchise tax audit will be from zero to $36.5 million, plus interest and penalties; and our belief that resolving claims that arise in the ordinary course of our business will not have a material adverse impact on our financial position or results of operations.

Management cautions that forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: incorrect assumptions regarding the basis for consumer demands; an unexpected decreased in the availability of broadband networks; our inability to successfully capitalize on our position in the market, industry trends and strategic opportunities; inability to successfully operate as a portfolio of businesses solely with a focus on optical and broadband innovation; inability to meet marketplace demands for communications and commercial optical products; inability to accurately assess the demand on the metro and long-haul networks into which high-bandwidth services feed; inability to support our customer growth in building systems for AONs; our inability to assess the feasibility of certain innovations and the impact that such innovations might have on high-tech industries; licensing issues related to our intellectual property; broader product offering of competitors; inaccuracies regarding the direction of the market to migrate from fixed to reconfigurable DWDM architectures and networks; inability to accurately assess the market demand for communications test and measurement instruments, systems, software and services; difficulties associated with limiting and predicting costs in the Communications Test and Measurement business unit; inaccurate assumptions regarding the optical industry; inability to accurately predict the demand for high-quality lasers in various commercial markets; inability to quickly introduce customer applications into the marketplace to meet customer demands for commercial lasers; inaccuracies regarding the Company’s position in the photonic power market; inaccurate assumptions regarding the importance of agility and flexibility to our current customers; our inability to invest in new technologies; inaccuracies regarding promising markets and our ability to focus the company’s resources towards developing products for potentially promising markets; unanticipated SG&A expenses and inaccuracies as to the impact of SG&A expenses on the Company’s financial condition; inaccurate assumptions regarding the viability of certain product lines; unanticipated difficulties associated with the centralization of administrative functions; inability to timely and effectively develop, manufacture and market our new products, or enhance our existing products; our inability to accurately and timely complete valuation analyses in connection with our acquisitions; our limited ability to perceive or predict market trends; decreases in our product portfolio and revenues; inaccuracies regarding our employee relations and inability to maintain a steady workforce; loss of a significant customer eliminating a significant portion of our future revenues; dependence on fewer customers limiting our ability to increase our profitability; unrealized customer and market penetration resulting from our recent acquisitions; inability to effectively execute programs related to our investments and partnerships; failure to reduce manufacturing costs through restructuring efforts; inability to accurately predict the volatility of future stock trends; introduction of new accounting pronouncements; lack of resources set aside for investment in R&D; inaccurate assessment of our tax liability as a result of acquisitions and tax audits; greater than anticipated tax exposure; unforeseen damage and repairs to the Company’s leased and owned properties; need to expand or decrease the size of our existing facilities; excessive costs associated with defending various claims and suits brought against the Company and its directors; unexpected impairment of goodwill associated with our acquisitions; delays in bringing products to market due to development problems; excessively high costs in the future related to enhancing our existing systems; significant changes in customer preferences; the possibility that competitors will introduce products faster than us; unanticipated difficulties in building close working relationships with manufacturers; our inability to establish relationships with alternative suppliers of raw materials; growth in our business placing unexpected strains on our resources; international expansion beyond the capacities of our current properties; loss of key personnel to competitors and an inability to effectively recruit replacements; inherent uncertainty surrounding the litigation process and the fact that litigation could result in substantial cost and diversion of our management’s attention; inability to obtain new orders from major customers; substantial technological changes in the Communications Test and Measurement solutions market; the timing of orders; difficulties in assessing the impact of accounting changes on financial statements;

incorrect estimates, assumptions and judgments used in preparing the Company’s consolidated financial statements; inaccuracies in categorizing equipment for accounting purposes; inaccuracies related to the assumptions used in assessing the Company’s option-price; market rejection of new products; inaccuracies of the strength of various acquisitions on improving the Company’s position within various markets; inability to accurately predict when various products acquired during our acquisitions will be fully developed and completed; inaccurate assumptions or estimates associated with severance and lease payments; inability to accurately assess additional tax expenses due to repatriation of certain earnings in China; inability to accurately assess future income attributable to tax benefits; inability to predict the vesting period of the Company’s Full Value Awards; difficulty in estimating the amortization period of stock based compensation expense of stock option activity and our ESPP; inability to accurately predict the amount of money the Company must contribute to its pension plans as legally mandated; inability to deliver inventory and collect payments due under purchase orders; and other factors set forth in “Risk Factors” and elsewhere herein. Further, our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including the risks set forth above and in Part I, Item 1A “Risk Factors” set forth in this Form 10-K. Moreover, neither we assume nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Forward-looking statements are made only as of the date of this Report and subsequent facts or circumstances may contradict, obviate, undermine or otherwise fail to support or substantiate such statements. We are under no duty to update any of the forward-looking statements after the date of this Form 10-K to conform such statements to actual results or to changes in our expectations.

The following discussion should be read in conjunction with our financial statements and notes to the financial statements included on our most recent periodic reports on Forms 10-K and 10-Q and our current reports on Form 8-K. We caution you not to place undue reliance on the forward-looking statements contained in this Offer to Exchange, which speak only as of the date hereof.

CERTAIN RISKS OF PARTICIPATING IN THE EXCHANGE PROGRAM

Participating in the Exchange Program involves a number of risks, including those described below. This list and the risk factors in our annual report on Form 10-K for the fiscal year ended July 3, 2010, filed with the SEC highlight the material risks of participating in the Exchange Program. You should carefully consider these risks and are encouraged to speak with your tax, financial and legal advisors before deciding to participate in the Exchange Program. In addition, we strongly urge you to read the sections in this Offer to Exchange document discussing the expected tax consequences in the United States, as well as the rest of this Offer to Exchange document for a more in-depth discussion of the risks that may apply to you before deciding to participate in the Exchange Program.

If you exchange Eligible Options for RSUs or replacement options in the Exchange Program and your service with us or our majority-owned subsidiaries terminates before the RSUs or replacement options fully vest, you will forfeit any unvested portion of your RSUs or replacement options.

The terms and conditions in the 2003 Plan and related award agreement for your RSUs or replacement options will govern what effect your termination of service will have on any outstanding RSUs. Except in limited instances, all RSUs and replacement options granted in exchange for Eligible Options will vest on the first anniversary of the grant date. In certain jurisdictions outside of the U.S. (such as France), vesting periods for RSUs or replacement options may be longer than one year from the date of grant and will be determined by the Company on a jurisdiction by jurisdiction basis in accordance with local regulations and applicable laws in such jurisdictions. Accordingly, if your service terminates before your RSUs or replacement options are fully vested, you will forfeit the unvested portion of any RSUs or replacement options immediately on the date your service terminates.

Nothing in the Offer to Exchange should be construed to confer upon you the right to remain an employee or other service provider with JDSU or any of its subsidiaries. The terms of your employment with us or any of our subsidiaries, as applicable, remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed until the grant date of the RSUs or replacement options or thereafter.

The value of our common stock fluctuates and there is no assurance that RSUs or replacement options will increase in value over time.

The market price of our common stock has been volatile. As a result, we cannot give you any assurance that any RSUs or replacement options received in the Exchange Program will increase in value over time, if at all.

RSUs and replacement options will not be vested on their grant date.

New RSUs and replacement options granted in the Exchange Program will not be vested on their grant date regardless of whether the surrendered Eligible Option was fully vested. Instead, except in limited instances, the new RSUs and replacement options will vest on the first anniversary of the grant date. In certain jurisdictions outside of the U.S. (such as France), vesting periods for RSUs or replacement options may be longer than one year from the date of grant and will be determined by the Company on a jurisdiction by jurisdiction basis in accordance with local regulations and applicable laws in such jurisdictions. New RSUs and replacement options will only vest if the award holder remains an employee with us or one of our majority-owned subsidiaries. If your service terminates before your RSUs are fully vested, you will forfeit the unvested portion of any RSUs immediately on the date your service terminates. In the instances where we issue replacement options instead of RSUs to residents of Canada, all replacement options will have a new term of five years.

If the price of our common stock increases over time, the value of the RSUs that you receive in the Exchange Program may ultimately be less than the value of the Eligible Options that you surrendered in the Exchange Program.

Because you will receive fewer RSUs or replacement options in the Exchange Program than the Eligible Options you surrender for exchange, it is possible that, at some point in the future, your surrendered Eligible Options would have been economically more valuable than the RSUs or replacement options granted in the Exchange Program.

RSUs will generally result in taxable ordinary income upon vesting.

Although the applicable tax laws may vary from country to country, generally, we believe the exchange of eligible options for RSUs pursuant to the option exchange should be treated as a nontaxable exchange and that no income should be recognized upon the grant of the replacement RSUs. However, you normally will recognize taxable income in connection with your RSUs, generally upon settlement of the award, although the applicable tax laws may vary from country to country. For our U.S. employees and many of our and our subsidiaries’ non-U.S. employees, this income is subject to income and employment tax withholding. We will satisfy tax withholding obligations, if applicable, in the manner specified in the award agreement, including any country-specific appendix thereto, for your RSUs. If permissible under applicable law and as specified in your award agreement, including any country-specific appendix thereto, we have the right, but not the obligation, to require you to satisfy all or any portion of your withholding obligations by deducting from the shares of common stock that would otherwise be deliverable to you in settlement of your restricted stock units in whole shares having a fair market value that does not exceed the applicable minimum statutory withholding requirements. You also may have taxable capital gains when you sell the shares underlying the RSUs. When analyzing the tax consequences to you, you should keep in mind that you do not pay a cash purchase price for the RSUs or the shares you receive when your RSUs vest. Note that the tax treatment of RSUs differs significantly from the tax treatment of your stock options.

If you are subject to non-U.S. tax laws, even if you are a resident of the United States, there may be tax, social insurance or other consequences for participating in the Exchange Program.

If you are subject to the tax laws of another country, even if you are a resident of the United States, you should be aware that there may be tax, social insurance or other consequences that may apply to you. You are encouraged to consult your own tax advisors to discuss these consequences. You should read Appendix B attached to this Offer to Exchange. This appendix discusses the tax consequences and other issues related to participation in the Exchange Program for your country of residence. You are encouraged to consult your own tax advisors to discuss these consequences.

Tax-related risks for tax residents of multiple countries.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social insurance contribution consequences in more than one country that may apply to you. You should consult your personal legal counsel, accountant, financial, and/or tax advisor(s) to discuss these tax consequences.

If we are acquired by or merge with another company, your surrendered Eligible Options might be worth more than the RSUs or replacement options that you receive under the Exchange Program.

A transaction involving JDSU, such as a merger or other acquisition, could have a substantial effect on the price of our common stock, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, Eligible Employees who elect to participate in the Exchange Program might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those Eligible Employees who did not participate in the Exchange Program and retained their original stock options.

Furthermore, a transaction involving JDSU, such as a merger or other acquisition, could result in a reduction in our workforce. If your service with us or our majority-owned subsidiaries terminates before your RSUs or replacement options vest, you will not receive any value with respect to your unvested RSUs or replacement options.

In the ordinary course of business, from time to time, we evaluate acquisition or investment opportunities. At the present time, we are reviewing a number of opportunities. These transactions may be announced or completed in the ordinary course of business during the pendency of this Offer, but there can be no assurance that an opportunity will be available to us or that we will choose to take advantage of an opportunity.

Risks Related to Our Business and Common Stock

You should carefully review the risk factors contained in our periodic and other reports filed with the SEC, including those in our annual report on Form 10-K for the fiscal year ended July 3, 2010, and the information provided in this Offer to Exchange document and the other materials that we have filed with the SEC, before making a decision on whether to surrender your eligible options for exchange. You may access these filings electronically at the SEC’s website at http://www.sec.gov or on our website www.jdsu.com under the “Investors” section. In addition, upon request, we will provide you with a copy of any or all of the documents to which we have referred to you (without charge to you). See Section 17, Additional Information, for more information regarding reports we filed with the SEC and how to obtain copies of or otherwise review these reports.

THE OFFER TO EXCHANGE

OCTOBER 6, 2010

Section 1. Eligible Options; Eligible Employees

Upon the terms and subject to the conditions of the Offer to Exchange, we are offering option holders, who are then-active employees of JDSU or any of its majority-owned subsidiaries, the opportunity to exchange on a value-for-value basis certain outstanding stock options to purchase shares of our common stock for (i) a lesser number of new restricted stock units (“RSUs”), (ii) a lesser number of replacement options if they are residents of Canada, or (iii) cash if such Eligible Employee (as defined herein) would receive in the aggregate less than 100 RSUs or less than 100 replacement options under the exchange program (the “Exchange Program”). RSUs are rights to receive shares of common stock on specified future dates when those rights have vested following a specified period of service.

Eligible Options

Options eligible for exchange (“Eligible Options”) are those that:

•	are vested or unvested and have an exercise price equal to or higher than $15.00 per share of JDSU common stock immediately preceding the date of the commencement of the Offer;

•

were granted under any of the Amended and Restated 1993 Flexible Stock Incentive Plan, the Amended and Restated 2003 Equity Incentive Plan, the 2005 Acquisition Equity Incentive Plan, or the SDL, Inc. 1995 Stock Option Plan (collectively, the “Plans”);

•	were granted under one of the Plans prior to October 7, 2009; and

•	expire after November 30, 2010.

For purposes of the Exchange Program, the outstanding options that you hold under the applicable Plan give you the right to purchase shares of our common stock once you exercise those options by paying the applicable exercise price of those options. Thus, when we use the term “option” in this Offer to Exchange, we refer to the actual options you hold to purchase shares of our common stock and not the shares of our common stock underlying those options.

Eligible Employees

You are eligible to participate in the Exchange Program (an “Eligible Employee”) only if you:

•	are a then-active employee of JDSU or one of its majority-owned subsidiaries on the date this Offer commences and remain an employee through the completion date; and

•	hold at least one eligible option as of the commencement of this Offer.

This Exchange Program will not be available to (i) members of our Board of Directors, (ii) our Named Executive Officers, or (iii) former employees of JDSU or our majority-owned subsidiaries. Executive officers who are not named in the Summary Compensation Table of our Proxy Statement filed in connection with our 2010 annual meeting are eligible to participate in the Exchange Program. An active employee who tenders his or her Eligible Options for exchange must also remain an Eligible Employee through the date that the new grant is made with respect to such Eligible Options following the completion of the Exchange Program in order to receive the new RSUs, replacement options or cash, as applicable. Active employment does not include any period of “garden leave” or notice periods that may be provided for under local law. If an option holder is no longer an active employee with us or one of our majority-owned subsidiaries for any reason, including layoff, termination, voluntary resignation, death or disability, on the date that the Exchange Program is commenced, that option holder cannot participate in the Exchange Program. If an option holder is no longer an active employee with us or one of our majority-owned subsidiaries for any reason on the date that the new RSU grant is made following the completion of the Offer, even if he or she had elected to participate and had tendered his or her Eligible Options for exchange, such employee’s tender will automatically be deemed withdrawn and he or she will not participate in the Exchange Program. He or she will retain his or her outstanding Eligible Options in accordance with their original terms and conditions, and he or she may exercise them during a limited period of time following termination of their employment in accordance with their terms and to the extent that they are vested.

Although we intend to allow our international employees to participate in the Offer, we may exclude Eligible Employees located outside of the United States if we determine that their participation is infeasible or impracticable under local regulations.

Participation in this Exchange Program is completely voluntary. If you choose not to participate in the Exchange Program, you will continue to hold your Eligible Options on the same terms and conditions and pursuant to the applicable Plan under which they were originally granted.

Nothing in this document shall be construed to give any person the right to remain in the employ of JDSU or any of its subsidiaries or to affect our right to terminate the employment of any person at any time with or without cause to the extent permitted under law. Nothing in this document should be considered a contract or guarantee of wages or compensation.

Section 2. Expiration Date.

This Offer is currently scheduled to expire at 11:59 p.m., Pacific Time on November 5, 2010 (the “Expiration Date”). This is a one-time offer, and we will strictly enforce the Offer period, subject only to an extension which we may grant in our sole discretion. If you elect to participate in the Exchange Program, we will give you notice of our acceptance for exchange of the Eligible Options. This notice may be by press release, email or other method of communication. If you do not receive confirmation of receipt, it is your responsibility to ensure that we have received your election.

We expect to cancel your surrendered and accepted Eligible Options on the Expiration Date. Your RSUs or replacement options will be granted under the 2003 Plan on the date of cancellation of such Eligible Options. If we do not receive your election to surrender eligible options for exchange before the Exchange Program expires, then all of your eligible options will remain outstanding at their original exercise price and subject to their original terms.

Section 3. Purpose of the Offer.

Economic conditions worldwide have contributed to slowdowns in the technology industry at large, as well as to the specific segments and markets in which we operate. More specifically, the worldwide economic downturn and the impacted credit markets have affected the solvency of customers, the solvency of key suppliers and the ability of customers to obtain credit to finance purchases of products. In addition, and in response to the global economic slowdown, many customers have deferred and/or delayed new deployments and build-outs. Consequently, there has been a widespread reduction in telecom carrier and cable operator capital and R&D spending levels. This, in turn, has negatively impacted our sales compared to the prior fiscal year, as well as the sales of our competitors, and some of our customers who also serve the telecom and cable end markets. These macroeconomic conditions have contributed to a significant reduction in our share price.

We award stock options in order to motivate and retain our talented employees. In addition, we believe that equity-based compensation aligns the interests of our employees with those of our stockholders by providing opportunities to derive compensation through equity ownership and appreciation in the fair market value of the shares of our common stock. Our long-term equity compensation program is broad-based, with over 70 percent of our employees currently holding equity awards. Our stock price decline over the last several years has resulted in a significant weakening of the incentive and retention value of our outstanding stock options, which are important components of our total compensation program. The Board of Directors believes that the Eligible Options that are underwater no longer support the long-term incentive and retention objectives that they were intended to provide. The Board of Directors believes that the Exchange Program is important in order to restore the intended objectives and realign employee and stockholder interests. Specifically, we believe that it is critical to implement the Exchange Program at this time in order to be able to continue to effectively motivate and retain employees, particularly given the challenges and difficult operating conditions which currently persist in the global financial and economic climate and the threat to employee retention that we will confront once conditions improve. In addition, we believe that the Exchange Program will help reduce market overhang provided by our equity awards to better balance the objectives of our long term incentive plans and our stockholders’ interests. Further, cancellation of Eligible Options in exchange for fewer RSUs or fewer replacement options will result in an increase in the number of shares available for further strategic grant under the 2003 Plan because certain cancelled Eligible Options originally issued under the 2003 Plan would be returned to the available share pool of the 2003 Plan, thus potentially reducing the frequency and/or size of future requests to increase the maximum number of shares that may be strategically issued under the 2003 Plan.

On August 28, 2010 there were options outstanding to purchase 18.9 million shares of our common stock with exercise prices ranging from $1.04 to $1,054.50 per share, and a weighted average exercise price of $20.19 as compared to the closing price per share of our common stock on the NASDAQ National Market on that day of $9.97. Approximately 59 percent of our outstanding options are underwater. The weighted average exercise price of the Eligible Options was $24.59 as compared to the $9.97 closing price of our common stock on August 28, 2010 and a weighted average expected term of 3.0 years. The majority of the Eligible Options were granted as part of our periodic broad-based equity compensation program. In addition to our periodic broad-based grants, historically we have granted options under our guidelines at varying times to newly-hired employees and employees who have been promoted or assumed greater responsibilities outside our regular compensation cycle.

We believe the Exchange Program is important for the following reasons:

•

Restoration of Retention Incentives. Like many companies, our stock price has experienced significant volatility in recent years. As a result, many of our employees hold options with exercise prices significantly higher than the current market price of our common stock. The Exchange Program is designed to restore the retention and incentive value of our long term incentive compensation programs for Eligible Employees who can participate in the Exchange Program as determined by the Compensation Committee. We believe that the Exchange Program will enable us to enhance long-term stockholder value by motivating our Eligible Employees to continue to build stockholder value and achieve future stock price growth by exchanging certain Eligible Options for a lesser number of RSUs, or in limited instances replacement options or cash;

•

Recapture of the Value of Compensation Costs. The Exchange Program should enable us to recapture value from compensation costs that we already have incurred and will continue to incur with respect to the underwater Eligible Options that are exchanged. Generally, when stock options are granted to employees (at the fair market value of our common stock on the date of grant) the company bears a compensation expense that reduces its net income. This expense is calculated based upon the determined value of the stock option on the grant date using a option pricing model. Under applicable accounting rules and based upon our option pricing model, we will have to recognize a total of approximately $150.5 million in compensation costs related to these underwater options, $135.3 million of which has already been expensed as of August 28, 2010 and $15.2 million of which we will continue to be obligated to expense, even if these options are never exercised. Fifty-nine percent of our options are underwater as of August 28, 2010 and are of limited to no value in motivating and retaining our employees. The Exchange Program is expected to enable us to realize the intended benefits of the original awards without any material increase in compensation expense through the issuance of a lesser number of RSUs, or in limited instances replacement options or cash, that have a fair value approximately equal as of the grant date to the fair value of the surrendered Eligible Options (other than immaterial expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs);

•

Reduction in Cash Compensation and/or Additional Equity Awards. We believe that implementing the Exchange Program as a means of motivating and retaining our employees is a better alternative than increasing cash compensation or granting additional equity awards. Currently, our underwater options provide no compensation value to our employees. By replacing the Eligible Options with fewer RSUs, or in limited instances replacement options or cash, we will be restoring the equity component of our long term incentive package to market levels without having to increase cash compensation or grant new equity awards; and

•

Reduction in Dilution and Market Overhang. The Exchange Program would benefit our stockholders by resulting in the cancellation of a large number of Eligible Options and issuance of a significantly smaller number of RSUs, or in limited instances replacement options or cash. Based on the assumptions described under Section 9, Source and Amount of Consideration; Terms of RSUs below, the number of Eligible Options that would be eligible for the Exchange Program is approximately 4.3 million. Because we expect to exchange a substantially smaller number of RSUs or replacement options for the surrendered Eligible Options, our potential dilution and overhang caused by these awards will decrease. We believe that after the Exchange Program, the overhang caused by our equity awards, including the newly granted RSUs and replacement options, would represent an appropriate balance between the objectives of our long term incentive plans and our stockholders’ interests in minimizing the potential dilution and market overhang.

As part of our consideration of the Exchange Program, we considered the following alternatives:

•

Grant additional equity awards. We considered special grants of additional stock options at current market prices instead of RSUs. However, these additional grants would increase our market overhang and our compensation costs, and further dilute the interests of our stockholders relative to the Exchange Program;

•

Exchange options for cash. We also considered implementing a program to exchange significantly underwater Eligible Options for cash payments. However, such a cash-for-options program would increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, we do not believe that such a program would have significant long-term retention value. However, in certain instances where we have determined that offering RSUs or replacement options would provide minimal retentive value, would be overly burdensome to administer or would not provide a meaningful benefit to our employees, we will provide for a cash payment in exchange for their surrendered Eligible Options. In addition, Eligible Options will be exchanged for cash where the Eligible Employee would receive in the aggregate less than 100 RSUs or less than 100 replacement options under the Exchange Program;

•

Exchange options for options with lower exercise prices. We also considered implementing a program to exchange significantly underwater options for options having an exercise price equal to the market price of our common stock on the date of the exchange. We believe, however, that implementing a predominantly option-for-RSU exchange program has several advantages versus an option-for-option exchange program with an equivalent accounting impact. First, an option-for-RSU exchange program would require the grant of substantially fewer RSUs than options in an option-for-option exchange program (i.e., fewer shares will be subject to the RSUs granted than replacement option awards). Second, our market overhang and potential stockholder dilution would decrease more significantly in an option-for-RSU exchange program compared with an option-for-option exchange program. However, in Canada and potentially in other foreign jurisdictions, an option-for-RSU exchange is subject to taxation on the date the options are exchanged for new RSUs. In light of these potential adverse tax consequences, we will grant a lesser number of options rather than RSUs in exchange for options surrendered by our Eligible Employees resident in Canada. If we determine that similar adverse tax consequences may arise in other foreign jurisdictions, we may grant a lesser number of options in exchange for surrendered options in those jurisdictions as well; and

•

Increasing cash compensation. To replace the underwater stock options, we could have increased the cash compensation of our employees. However, we did not consider this to be a viable alternative since any increase in cash compensation would reduce our cash flow from operations, which could adversely affect our business and operating results.

Neither we, the Compensation Committee nor our Board of Directors makes any recommendation as to whether you should surrender or not surrender your Eligible Options, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all of the information in this Offer to Exchange and to consult your own investment and tax advisors. You must make your own decision whether or not to surrender your Eligible Options for exchange.

Section 4. Procedures for Surrendering Eligible Options.

If you are an Eligible Employee and you wish to surrender any of your Eligible Options for exchange in the Offer, you must notify us of your election before the Expiration Date of 11:59 p.m., Pacific Time, on November 5, 2010, (or such later date as may apply if the Offer is extended by the Company). If we extend the Offer beyond that time, you may surrender your Eligible Options for exchange at any time until the new expiration date of the extended Offer.

You will be permitted to exchange your Eligible Options on a grant-by-grant basis for RSUs, replacement options if your are a resident of Canada or cash if you would receive in the aggregate less than 100 RSUs or 100 replacement options under the Exchange Program. No partial exchanges of Eligible Option grants will be permitted. If you elect to exchange an Eligible Option grant, you must exchange the entire outstanding (i.e., unexercised) portion of that Eligible Option grant, but your decision to surrender one Eligible Option grant does not require you to surrender any other Eligible Option grant.

For example, assume that you have received options pursuant to three (3) separate option grants. In the first grant, you received 1,000 options, 700 of which have been exercised and 300 of which remain outstanding. In the second grant, you received 1,000 options, and in the third grant, you received 3,000 options. Under this scenario, you may choose to exchange all of the Eligible Options received pursuant to the three grants, all of the Eligible Options received pursuant to any two of the three grants, all of the Eligible Options received pursuant to any one of the three grants, or none of the Eligible Options. However, you may not choose to exchange less than all of the outstanding Eligible Options received pursuant to any one or more of such grants (such as an election to exchange only 150 of the remaining 300 outstanding options received pursuant to the first grant).

However, this rule will not apply to any Eligible Options subject to a domestic relations order (or comparable legal document resulting in the end of marriage) to the extent that such Eligible Options are beneficially owned by a person who is not an Eligible Employee of JDSU. Any such Eligible Options beneficially owned by a person who is not an Eligible Employee of JDSU may not be exchanged in the Offer even if title to such options is held by an Eligible Employee. The Eligible Options beneficially owned by the Eligible Employee, however, may be tendered in the Offer, but only if all such outstanding Eligible Options received pursuant to the same grant are tendered at the same time. For instance, if the 3,000 options received pursuant to the third grant above are subject to a domestic relations order such that your former spouse is the beneficial owner of 1,000 of such Eligible Options and you are beneficial owner of 2,000 of such Eligible Options, then you may elect to participate in the Offer and exchange all 2,000 Eligible Options that you beneficially own and that were received as part of the same Eligible Options grant.

Proper Surrender of Eligible Options

If you wish to surrender any of your Eligible Options for exchange in the Exchange Program, you must notify us of your election to exchange your Eligible Options before the Expiration Date. If you do not deliver your electronic or paper election form by the Expiration Date, then you will not be able to participate in the Exchange Program, and all stock options currently held by you will remain unchanged at their original exercise price and under their original terms. If the Offer is extended by us, you must make your online or paper election before 11:59 p.m., Pacific Time, on the extended Offer expiration date.

You may notify us of your election by (i) making an election online at the Exchange Program website, which is available at https://JDSU.equitybenefits.com, or (ii) by requesting and returning a paper copy of the election form to us via facsimile at the following number: (408) 516.5226. Your online or paper election must be submitted before the expiration deadline of 5:00 p.m., Pacific Time, on November 5, 2010 (or such later date as may apply if the Exchange Program is extended). You can check the election confirmation page on the Exchange Program website, which is available at https://JDSU.equitybenefits.com, at any time to see your current election(s). Additionally, we will give you notice of our acceptance for exchange of your Eligible Options. This notice may be by press release, email or other method of communication. A form of this confirmation is attached as an exhibit to the Schedule TO of which this Offer to Exchange document is a part. If you do not receive confirmation of receipt, it is your responsibility to ensure that we have received your election.

You do not need to return any stock option award agreement(s) relating to any surrendered Eligible Options, as they will be cancelled automatically if we accept your Eligible Options for exchange.

Included in the materials emailed to you is your Employee ID Number and Password. You will need your Employee ID Number and Password to gain access to your personal information on the Exchange Program website at https://JDSU.equitybenefits.com and to make your online elections with respect to the Exchange Program. If you lose, cannot remember or otherwise have difficulties with your Employee ID Number and Password, please contact us by email at JDSUquestions@sos-team.com, by telephone at (408) 754-4650, or by facsimile at (408) 516-5226. Messages will be responded to between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, Monday through Friday.

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects

We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any surrendered eligible options and all questions as to the number of shares subject to Eligible Options or to be subject to RSUs or replacement options.

We reserve the right to reject any or all surrenders of Eligible Options that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any surrender of any particular Eligible Options or for any particular Eligible Employee. No surrender of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the surrendering Eligible Employee or waived by us. Otherwise, we will accept properly and timely surrendered Eligible Options from Eligible Employees that are not validly withdrawn.

Neither we nor any other person is obligated to give notice of any defects or irregularities in surrenders, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of electronic or paper election forms.

Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties.

Our Acceptance Constitutes an Agreement

Your surrender of Eligible Options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Exchange Program, subject to your right to withdraw from the Exchange Program prior to the

Expiration Date. Our acceptance for exchange of your Eligible Options surrendered by you through the Exchange Program will constitute a binding agreement between us and you upon the terms and subject to the conditions of the Offer. This agreement will survive your death or incapacity and all of your obligations pursuant to this Offer will be binding upon your heirs, personal representatives, successors and assigns.

Subject to our rights to extend, terminate and amend the Exchange Program, we currently expect that we will accept promptly after the Expiration Date all properly surrendered Eligible Options that have not been validly withdrawn, and we expect to grant RSUs or replacement options or cash, as applicable, on the Expiration Date. You will receive new award agreements, including any country-specific appendix thereto, governing the terms of the RSUs or replacement options granted to you, which will be delivered to you as soon as reasonably practicable following the RSU or replacement option grant date. If the Offer is extended, then the Expiration Date and the corresponding cancellation date will be similarly extended.

Section 5. Withdrawal Rights and Change of Election.

If you elect to surrender Eligible Options and later change your mind, you may withdraw all or some of your surrendered Eligible Option grants at any time by notifying us of your election to withdraw such Eligible Option grants before the Expiration Date. You may notify us of your withdrawal election by revising your election (i) online at the Exchange Program website, which is available at https://JDSU.equitybenefits.com, or (ii) by requesting and returning a paper copy of your revised election form to us via facsimile at the following number: (408) 516-5226. Your online or paper withdrawal election must be submitted before the expiration deadline of 11:59 p.m., Pacific Time, on November 5, 2010 (or such later date as may apply if the Exchange Program is extended). In addition, although we presently intend to accept and cancel validly surrendered Eligible Options on the Expiration Date, if we have not accepted your options within 40 business days of the commencement of this Offer, you may withdraw your tendered options at any time thereafter.

If you have difficulty accessing the Exchange Program website and require assistance, please contact us by email at JDSUquestions@sos-team.com, by telephone at (408) 754-4650, or by facsimile at (408) 516-5226. Messages will be responded to between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, Monday through Friday.

Please note that, just as you may not surrender part of an Eligible Option grant, you also may not withdraw your election with respect to only a portion of an Eligible Option grant. If you elect to withdraw a previously surrendered Eligible Option grant, you must withdraw the entire Eligible Option grant, but need not withdraw any other Eligible Option grants previously surrendered. Your withdrawal election must specify the Eligible Option grants to be withdrawn.

Your surrendered Eligible Options will not be considered withdrawn until we receive your properly submitted withdrawal election. If you miss the Expiration Date for notifying us of your withdrawal election but remain an Eligible Employee, any previously surrendered Eligible Options will be cancelled and exchanged pursuant to the Offer. You are responsible for making sure that the election to withdraw is properly completed and received by us by the Expiration Date.

Once you have withdrawn Eligible Options, you may again surrender these options for exchange by following the procedures for properly surrendering Eligible Options as described in Section 4, Procedures for Surrendering Eligible Options, prior to the deadline noted above.

You can check the Election confirmation page on the Exchange Program website, which is available at https://JDSU.equitybenefits.com, at any time to see your current election(s). Additionally, we will give notice to option holders generally of our acceptance for exchange of the Eligible Options. This notice may be by press release, email or other method of communication. If you do not receive confirmation of receipt, it is your responsibility to ensure that we have received your election.

Neither JDSU nor any other person is obligated to give notice of any defects or irregularities in any notice of withdrawal. No withdrawals will be deemed to have been properly made until all defects or irregularities have been cured by the Eligible Employee making the withdrawal election, unless waived by us. We will determine all questions as to the form and validity, including time of receipt of notices of withdrawal. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determinations of these matters will be final and binding.

Section 6. Acceptance and Cancellation of Eligible Options; Newly Issued RSUs and Replacement Options.

Upon the terms and subject to the conditions of the Exchange Program, we expect to accept for exchange all Eligible Options properly surrendered and not validly withdrawn by the Expiration Date, which is currently scheduled to expire at 11:59 p.m., Pacific Time, on November 5, 2010. Once we have accepted your surrendered Eligible Options, such Eligible Options will be cancelled on the Expiration Date and you will no longer have any rights under the surrendered Eligible Options.

We expect to grant the RSUs or replacement options as of November 5, 2010, unless the Expiration Date is extended. If the Expiration Date is extended, then the cancellation date and RSU and option grant date will be similarly extended. You will receive award agreement(s), including any country-specific appendix thereto, governing the terms of the RSUs or replacement options, as applicable, granted to you, which we will distribute promptly following the Expiration Date.

If you have surrendered Eligible Options for exchange in the Offer and your employment with us or our majority-owned subsidiaries terminates for any reason before the Expiration Date, you will no longer be eligible to participate in the Exchange Program, and we will not accept your Eligible Options for exchange. In that case, generally, you may exercise your existing Eligible Options for a limited time after your separation date to the extent they are vested and in accordance with the terms and conditions of your existing options.

Section 7. Conditions of the Offer.

Notwithstanding any other provision of the Offer, we will not be required to accept any Eligible Options surrendered for exchange, and we may terminate or amend the Offer, or postpone our acceptance and cancellation of any Eligible Options surrendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after October 6, 2010, and prior to the Expiration Date, any of the following events have occurred, or have been determined by us to have occurred, and, in our reasonable judgment in any case and regardless of the circumstances giving rise to the event, the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with such acceptance and cancellation of Eligible Options surrendered for exchange:

(a)     there has been an action or proceeding threatened, instituted or pending by any government or governmental, regulatory or administrative agency, authority or tribunal that challenges the making of the Offer, the acquisition of some or all of the surrendered options pursuant to the Offer, or the issuance of RSUs, or otherwise relates in any manner to the Offer, or that, in our reasonable judgment, could materially and adversely affect our business, financial condition, income, operations or prospects or our subsidiaries or materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair (such as by increasing our accounting or other costs of the Offer) the contemplated benefits of the Offer to us;

(b)     there has been any action or proceeding pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or to us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

(i)        make the acceptance for exchange of, or issuance of RSUs or replacement options for, some or all of the surrendered Eligible Options illegal or otherwise restrict or prohibit consummation of the Offer or that otherwise relates in any manner to the Offer;

(ii)        delay or restrict our ability, or render us unable, to accept for exchange, or issue RSUs or replacement options for, some or all of the surrendered Eligible Options;

(iii)        materially impair (such as by increasing the accounting or other costs of the Offer to us) the contemplated benefits we hope to receive as a result of the Offer; or

(iv)        materially and adversely affect our business, condition (financial or other), income, operations or prospects or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us;

(c)     there has occurred:

(i)        any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(ii)        the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

(iii)        the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

(iv)        any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

(v)        any increase or decrease in the market price of the shares of our common stock to a price that is greater than 200 percent or less than 50 percent, as the case may be, of the closing sale price of our common stock on the date of this Offer to Exchange; or

(vi)        any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on our business, condition (financial or other), operations or prospects or our subsidiaries or on the trading in our common stock that, in our reasonable judgment, makes it inadvisable to proceed with the Offer;

(d)     there has occurred any change in U.S. generally accepted accounting principles or the application or interpretation thereof that could or would require us for financial reporting purposes to record compensation expense against our earnings in connection with the Offer that would be in excess of any compensation expense that we would be required to record under U.S. generally accepted accounting principles in effect at the time we commence the Offer;

(e)     there shall have been proposed, announced or made by another person or entity a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, or it shall have been publicly disclosed, or we shall have learned that:

(i)        any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5 percent of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5 percent of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before October 6, 2010;

(ii)        any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before October 6, 2010 shall have acquired or proposed to acquire beneficial ownership of an additional 2 percent or more of the outstanding shares of our common stock; or

(iii)        any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries;

(f)     There shall have been enacted, enforced or deemed applicable to JDSU any rules, regulations or actions by any governmental authority, the NASDAQ Global Select Market or any other regulatory or administrative authority of any national securities exchange that make it inadvisable for us to proceed with the Offer.

The conditions to the Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the Expiration Date. We may waive them, in whole or in part, at any time and from time to time prior to the Expiration Date, in our discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 may be challenged by an Eligible Employee only in a court of competent jurisdiction. A nonappealable determination with respect to such matter by a court of competent jurisdiction will be final and binding on all persons.

Section 8. Price Range of Our Common Stock.

The following table sets forth the high and low sales prices as reported by the NASDAQ Global Select Market for the periods indicated. Such prices represent prices between dealers, do not include retail mark-ups, mark-downs or commissions and may not represent actual transactions.

	High	Low

Fiscal Year Ending July 2, 2011
First Quarter (through September 29, 2010)	$12.82	$9.19
Fiscal Year Ending July 3, 2010
Fourth Quarter	$13.82	$9.67
Third Quarter	$12.57	$7.86
Second Quarter	$8.51	$5.52
First Quarter	$7.90	$4.85
Fiscal Year Ending June 27, 2009
Fourth Quarter	$6.22	$3.25
Third Quarter	$5.25	$2.21
Second Quarter	$8.47	$2.21
First Quarter	$11.90	$8.26

As of September 29, 2010, there were approximately 4,879 stockholders of record of our common stock, and the number of outstanding shares of our common stock was 222,593,926. On September 29, 2010, the last reported sale price during regular trading hours of our common stock, as reported by the NASDAQ Global Select Market, was $12.82 per share.

WE RECOMMEND THAT YOU EVALUATE CURRENT MARKET QUOTES FOR OUR COMMON STOCK, AMONG OTHER FACTORS, BEFORE DECIDING WHETHER OR NOT TO SURRENDER YOUR OPTIONS IN THE OFFER.

Our stock price has been, and in the future may be, highly volatile and could continue to decline. The trading price of our common stock has fluctuated widely in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside of our control. In addition, the stock market has experienced dramatic price and volume fluctuations that have affected the market prices of many technology companies and that have often been unrelated or disproportionate to the operating performance of these companies.

Section 9. Source and Amount of Consideration; Terms of RSUs and Replacement Options.

Consideration

We will grant RSUs or replacement options, subject to applicable laws and regulations, in exchange for Eligible Options properly elected to be exchanged by you and accepted by us for exchange. We will not grant any fractional RSUs or replacement options. Instead, if the exchange ratios yield a fractional amount of shares, we will round down to the nearest whole number of shares with respect to each surrendered Eligible Option on a grant-by-grant basis. RSUs are rights to receive shares of common stock on specified future dates when those rights have vested following a specified period of service. The number of shares of common stock subject to the RSUs or replacement options to be granted to each Eligible Employee will be determined as follows in accordance with the terms of the 2003 Plan.

The tables below shows the number of shares of our common stock subject to the existing outstanding Eligible Options that you would be required to exchange for each share of common stock subject to the RSUs or replacement options, as applicable, based on the per share exercise price of the existing outstanding Eligible Option.

We determined the following exchange ratios for the option exchange using the Black-Scholes Merton formula in developing exchange ratios for the Exchange Program. However, in order to estimate the estimated term input into this valuation technique, we employed a lattice model capable of modeling expected exercise behavior in the context of individual options that were in the money and the remaining time to maturity. We derived the expected term from the lattice model and then subsequently used it as an input to the Black-Scholes Merton formula. In addition, we also took into account the exercise prices of the Eligible Options. Our objective in determining the exchange ratios was to provide for the grant of replacement RSUs that would have a value, determined as of September 1, 2010, approximately equal in the aggregate to the value of the Eligible Options surrendered under the Exchange Program.

OPTION-FOR-RSU EXCHANGE

The exchange ratios for RSUs is as follows:

Exercise Price Range	Exchange Ratio (Options to RSUs)
$15.00 – $15.99	3.75 to 1
$16.00 – $21.99	6 to 1
$22.00 – $23.59	15 to 1
$23.60 – $38.00	25 to 1
$38.01 – $1055.00	40 to 1

To illustrate how the exchange ratios work, assume that you have three existing Eligible Option grants each for 100 shares with corresponding exercise prices of: $3.15, $15.50 and $23.00.

If you elect to participate in the Exchange Program:

•	You will only be able to elect to exchange either or both of the two existing Eligible Option grants with exercise prices of $15.50 and $23.00 for RSUs.

•	You will not be able to exchange your existing option with the exercise price of $3.15 for RSUs because the exercise price is below $15.00.

Under these facts, the table below shows the number of RSUs that you would receive were you to participate in the Exchange Program in the U.S.:

Exercise Price of Existing Option	Cancelled Shares Subject to Existing Option Surrendered	Exchange Ratio	Shares Subject to RSUs

$15.50	1000	3.75 to 1	266
$23.00	1000	15 to 1	66

		Total:	332

In limited instances, an option-for-RSU exchange is not the most efficient exchange method for tax or administrative purposes. For example, in Canada, an option-for-RSU exchange is subject to taxation on the date the options are exchanged for new RSUs. In light of these potentially adverse tax consequences, we will grant replacement options instead of RSUs in exchange for Eligible Options surrendered by our Eligible Employees resident in Canada. If we determine that similar adverse tax consequences may arise in other foreign jurisdictions, we may grant a lesser number of options, qualified RSUs or other similar consideration in exchange for surrendered Eligible Options to minimize the potential adverse taxation consequences in those jurisdictions.

OPTION-FOR-OPTION EXCHANGE (Canada)

In Canada, an option-for-RSU exchange is subject to taxation on the date the options are cancelled in exchange for the new RSUs grants. In light of the potential adverse consequences of such taxation to eligible employees in Canada, we will grant a lesser number of replacement options in exchange for surrendered options held by employees in Canada. Any replacement options granted as part of the Exchange Program will be granted on the date of cancellation of the old options, will have a per share exercise price equal to the fair market value of our common stock on the date of grant and will have a fair value approximately equal as of its grant date to the fair value of the surrendered options (as calculated using the same assumptions as are used for the RSU exchange ratios). All replacement options granted as part of the Exchange Program will vest on the first anniversary of the grant date and will have a new term of five years.

The exchange ratios for replacement options is as follows:

Exercise Price Range	Exchange Ratio
$15.00 – $21.99	2 to 1
$22.00 – $22.99	6 to 1
$23.00 – $1,055.00	15 to 1

To illustrate how the exchange ratios work for employees located in Canada, assume that you have three existing Eligible Option grants each for 1000 shares with corresponding exercise prices of: $3.15, $15.50 and $23.00.

If you are a resident of Canada and elect to participate in the Exchange Program:

•	You will only be able to elect to exchange either or both of the two existing Eligible Option grants with exercise prices of $15.50 and $23.00 for replacement options.

•	You will not be able to exchange your existing option with the exercise price of $3.15 for replacement options because the exercise price is below $15.00.

Under these facts, the table below shows the number of replacement options that you would receive were you to participate in the Exchange Program in Canada:

Exercise Price of Existing Option	Cancelled Shares Subject to Existing Option Surrendered	Exchange Ratio	Shares Subject to Replacement Option

$15.50	1000	2 to 1	500
$23.00	1000	15 to 1	66

		Total:	566

OPTION-FOR-CASH EXCHANGE

In addition, Eligible Options will be exchanged for cash instead of RSUs or replacement options in instances where an Eligible Employee would receive in the aggregate less than 100 RSUs or less than 100 replacement options under the Exchange Program.

To illustrate how the Exchange Program applies for employees who would receive in the aggregate less than 100 RSUs or less than 100 replacement options under the Exchange Program, assume that you have three existing Eligible Option grants each for 100 shares with corresponding exercise prices of: $3.15, $15.50 and $23.00.

If you elect to participate in the Exchange Program:

•	You will only be able to elect to exchange either or both of the two existing Eligible Option grants with exercise prices of $15.50 and $23.00 for replacement options.

•	You will not be able to exchange your existing option with the exercise price of $3.15 for replacement options because the exercise price is below $15.00.

Under these facts, as depicted in the table below, you would receive a total of less than 100 RSUs were you to participate in the Offer in the U.S. As a result, if you elected to participate in the Exchange Program, you would receive a cash payment in an amount approximately equal in the aggregate to the value (determined as of the Expiration Date) of the RSUs you would have received, less applicable withholdings and without interest.

Exercise Price of Existing Option	Cancelled Shares Subject to Existing Option Surrendered	Exchange Ratio	Shares Subject to RSUs

$15.50	100	3.75 to 1	26
$23.00	100	15 to 1	6

		Total:	32

Your RSUs or replacement options will have substantially the same terms and conditions as the Eligible Options that you surrender, except that:

•	You will receive a lesser amount of RSUs or replacement options for your surrendered Eligible Options. The number will be determined using the exchange ratios above.

•

The new RSUs or replacement options will not vest on their grant date regardless of whether your surrendered Eligible Options are fully vested. Except in limited circumstances, all new RSUs or replacement options granted in exchange for Eligible Options will vest on the first anniversary of the grant date. Vesting is conditioned upon your continued service with us or any of our majority-owned subsidiaries through the vesting date. Any portion of the RSUs or replacement options that are not vested upon termination of your employment will be forfeited. In certain jurisdictions outside of the U.S. (such as France), vesting periods for RSUs or replacement options may be longer than one year from the date of grant and will be determined by the Company on a jurisdiction by jurisdiction basis in accordance with local regulations and applicable laws in such jurisdictions.

•

RSUs have no voting rights or rights to receive cash dividends until shares of JDSU common stock are issued in settlement of such vested RSUs. However, recipients of RSUs will be credited with additional dividend equivalent units on any date that we pay cash dividends on our common stock.

•	Replacement options will only be issued to residents of Canada and will have a new term of five years.

Eligible Options will be exchanged for cash in instances where an Eligible Employee would receive in the aggregate less than 100 RSUs or less than 100 replacement options under the Exchange Program. In the limited instances when cash payments are made instead of the grant of RSUs in exchange for your surrendered Eligible Options, such cash payments will not be subject to a vesting schedule. Any cash payments made in exchange for eligible options will be made, less applicable withholdings and without interest, promptly following the expiration of this offer.

As of August 28, 2010, there were options outstanding to purchase 18,854,953 shares of our common stock with an exercise price range of $1.04 to $1,054.50 per share and a weighted average price of $20.19 per share as compared to the closing price per share on the same day of $9.97. Approximately 46 percent of our employees held options on that date and approximately 59 percent of those options were underwater. We estimate that 36 percent of employees are Eligible Employees and that such employees hold Eligible Options to buy approximately 4.3 million shares of our common stock, or approximately 23 percent of our total common stock subject to outstanding options. Such Eligible Options have an exercise price range of $15.25 to $1,054.50 per share, a weighted average price of $24.59 per share and a weighted average expected term of 3.0 years.

As of August 28, 2010, 3,935,483 shares were available for grant under our 2003 Plan. If 100 percent of Eligible Options were to be exchanged for grants of RSUs or replacement options in accordance with the exchange ratios set out in this Section 9, the number of shares underlying outstanding options would be reduced by 3,621,483, or approximately 19 percent of all outstanding stock options, and we would grant RSUs or replacement options with respect to 332,483 shares. As of August 28, 2010, 1,713 employees were Eligible Employees and could participate in the Offer.

Terms of RSUs and Replacement Options

The RSUs and replacement options will have the terms and be subject to the conditions as provided for in the 2003 Plan. For each RSU or replacement option granted in the Offer, we and the participant will enter into a restricted stock unit agreement or option grant agreement, as applicable. As promptly as reasonably practicable after the grant date, we will send to each recipient of RSUs or replacement options in this Offer a completed award agreement, including any country-specific appendix thereto. The terms and conditions of the RSUs or replacement options will vary from the terms and conditions of the options tendered for exchange. You must accept the award agreement to be entitled to your RSUs or replacement options. This agreement will be effective from and as of the grant date. The following is a description of the principal features of the 2003 Plan that apply to RSUs and replacement options granted under the Exchange Program and the 2003 Plan and a summary of the material terms of the RSUs and replacement options.

Important Note: The description below of the 2003 Plan and the RSUs and replacement options to be granted in this Offer is a summary of the material terms of the 2003 Plan and does not purport to be complete. Any statements are subject to, and are qualified in their entirety by reference to, all provisions of the 2003 Plan and the applicable form of agreement evidencing the RSU or replacement options. A copy of the 2003 Plan is available to you on the website at https://JDSU.equitybenefits.com. The forms of award agreement, including any country-specific appendix thereto, for RSUs or replacement options have also been filed as exhibits to the Schedule TO of which this Offer to Exchange is a part and are available on the SEC’s website at www.sec.gov.

Purpose of 2003 Plan. The purpose of the 2003 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance.

Shares Authorized for Issuance Under the Plan. The maximum number of shares of common stock that may be issued under the 2003 Plan is 42,000,000, subject to proportionate adjustment in the event of stock splits or other changes in the common stock or capital structure of the Company. The number of shares charged against this 2003 Plan limit when an award is granted differs depending on whether the award is a “full value award” or another award, such as a stock option. Full value awards are awards, such as restricted stock, restricted stock units, performance shares or performance units, which do not require payment of a purchase price per share at least equal to the fair market value of a share of common stock on the date of grant. The 2003 Plan’s share reserve is reduced by 1.5 shares for each one share made subject to a full value award. Accordingly, 1.5 shares is returned to the share reserve for each share subject to a full value award that is forfeited, cancelled, expired, or repurchased by the Company at the lower of its original purchase price or its fair market value at the time of repurchase. For each share made subject to an award that is not a full value award, the 2003 Plan’s share reserve is reduced by one share, and one share is returned to the share reserve for each share subject to a non-full value award that is forfeited, cancelled, expired, or repurchased by the Company at the lower of its original purchase price or its fair market value at the time of repurchase. Except as described in this paragraph, shares that have been issued under the 2003 Plan cannot be returned to the 2003 Plan’s share reserve to again become available for future grant. The number of shares available under the 2003 Plan will be reduced upon the exercise of a stock appreciation right by the gross number of shares for which the award is exercised, rather than by the net number of shares actually issued. The maximum number of shares for which awards may be granted to any participant during a fiscal year is 1,000,000 shares, provided that a participant may be granted awards for up to an additional 1,000,000 shares in connection with the participant’s initial commencement of service or first promotion in any fiscal year. These award limits will be adjusted proportionately in the event of a stock split or other change in the Common stock or capital structure of the Company.

Administration. The 2003 Plan must be administered by the Board of Directors or a committee of the Board of Directors (the “Administrator”). The Board of Directors has delegated to its compensation committee the authority generally to administer the 2003 Plan. In the case of awards granted to officers and members of the Board of Directors or which are intended to qualify as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”), the 2003 Plan requires that the Administrator be constituted in a manner that complies with applicable law.

Subject to applicable laws and the terms of the 2003 Plan, the Administrator has the authority, in its discretion, to select the employees, directors and consultants to whom awards are to be granted; to determine the type of award granted; to determine the number of shares or the amount of other consideration to be covered by each award; to approve award agreements for use under the 2003 Plan; to determine the terms and conditions of each award; to construe and interpret the terms of the 2003 Plan and the awards granted; to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions; and to take such other action not inconsistent with the terms of the 2003 Plan as the Administrator deems appropriate.

Prohibition of Repricing without Stockholder Approval. The 2003 Plan expressly provides that, without the approval of the Company’s stockholders, the Company may not reduce the exercise price of any option or stock appreciation right granted under the 2003 Plan or cancel an outstanding option or stock appreciation right having an exercise price that exceeds the fair market value of the underlying shares in exchange for cash, another option, stock appreciation right, restricted stock, restricted stock unit or other award, unless the exchange occurs in connection with a corporate transaction, as described below. Notwithstanding the foregoing, the 2003 Plan was recently amended to permit this exchange offer to take place. This amendment was submitted to the Company’s stockholders on September 25, 2009 and approved at the Company’s Annual Stockholders Meeting on November 11, 2009.

Terms and Conditions of Awards. The 2003 Plan provides for the grant of awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and dividend equivalent rights. Options granted under the 2003 Plan may be either incentive stock options complying with Section 422 of the Code or nonqualified stock options. Incentive stock options may be granted only to employees. All other awards may be granted to employees, directors and consultants. Each award must be evidenced by an award agreement designating the type of award granted. Options must be designated as either incentive stock options or nonqualified stock options. However, to the extent that the aggregate fair market value of shares of common stock subject to options designated as incentive stock options which become exercisable by an employee for the first time during any calendar year exceeds $100,000, such excess options are treated as nonqualified stock options. The term of any award granted under the 2003 Plan may not exceed eight years, provided that the term of an incentive stock option granted to an employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company may not exceed five years.

Awards may be granted with such vesting conditions, including satisfaction of performance criteria, as are determined by the Administrator. Compensation realized by a covered employee pursuant to a stock-based award other than a stock option or stock appreciation right will qualify as performance-based for purposes of Section 162(m) of the Code provided that it is payable only upon the achievement of one or more performance goals established by the Administrator not later than 90 days (or other period required by Section 162(m)) after the commencement of the services to which the goal relates and while the outcome is substantially uncertain. The 2003 Plan establishes the following business criteria upon which the Administrator may base such performance goals: (i) increase in share price, (ii) earnings per share, (iii) total Stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, and (xvii) market share.

Options and stock appreciation rights must have an exercise price per share that is not less than 100% of the fair market value of a share of Common stock on the date the option is granted, except that in the case of incentive stock options granted to an employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company such exercise price may not be less than 110% of the fair market value of a share of common stock on the date the option is granted. The exercise price per share, if any, of an award intended to qualify as “performance-based” for purposes of Section 162(m) of the Code may not be less than 100% of the fair market value of a share of common stock on the date the award is granted. The exercise price is generally payable in cash, by check, through the surrender of shares of common stock or, in the case of options, by means of a broker-assisted sale and remittance procedure.

Under the 2003 Plan, the Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish separate programs for the grant of particular forms of awards to one or more classes of participants.

Termination of Service. A participant in the 2003 Plan whose service with the Company terminates may exercise an award only to the extent and only within the time period provided in the award agreement. Any award designated as an incentive stock option not exercised within the time permitted by Section 422 of the Code following the participant’s termination of employment will be treated as a nonqualified stock option.

Transferability of Awards. Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant. Other awards may transferred only by will or by the laws of descent and distribution, or by gift or domestic relations order to the participant’s immediate family in a manner determined by the Administrator. The 2003 Plan permits the designation of beneficiaries by holders of awards.

Change in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 2003 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a fiscal year, and the like, will be proportionally adjusted in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the common stock, or (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the company. In addition, the Administrator is authorized to provide for such adjustments in connection with any other transaction with respect to common stock, including a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction.

Corporate Transaction. Outstanding awards will terminate upon the consummation of a corporate transaction (as described below) except to the extent that they are continued by the Company or assumed by the successor entity or its parent. Except as otherwise provided by the award agreement, the vesting of an outstanding award will be accelerated in full if it is not continued by the Company or assumed or replaced by the successor entity or its parent in connection with a corporate transaction. The 2003 Plan provides that a corporate transaction includes (i) the sale of all or substantially all of the Company’s assets, (ii) the complete dissolution or liquidation of the Company, (iii) a merger or consolidation in which the Company is not the surviving entity, (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 40% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, or (v) the acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

Amendment, Suspension or Termination of the 2003 Plan. The Board of Directors may at any time amend, suspend or terminate the 2003 Plan. The 2003 Plan will terminate automatically ten years after the date of its initial approval by the Company’s Stockholders. To the extent necessary to comply with applicable law, the Company will obtain stockholder approval of any amendment to the 2003 Plan. The Board of Directors may unilaterally amend the 2003 Plan or any award agreement, retroactively or otherwise, in order to conform the 2003 Plan or award agreement to any present or future law, regulation or rule applicable to the 2003 Plan, including Section 409A of the Code. Section 409A establishes certain requirements applicable to nonqualified deferred compensation and imposes tax penalties on such deferred compensation that does not satisfy these requirements. Certain awards granted under the 2003 Plan may be deemed to constitute deferred compensation and will be required to comply with the requirements of Section 409A.

Participation in the Offer will not create any contractual or other right of the Eligible Employees that participate to receive any future grants of stock options, RSUs or other equity or performance-based compensation. The Offer does not change the “at-will” nature of an eligible employee’s employment with us or any of our subsidiaries, and an eligible employee’s employment may be terminated by us or any of our subsidiaries, as applicable, or by the employee at any time, for any reason, with or without cause, subject to the requirements of local law and the terms of any employment agreement.

NOTHING IN THE EXCHANGE PROGRAM SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF JDSU OR ANY OF ITS SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT WITH US OR ANY OF OUR SUBSIDIARIES, AS APPLICABLE REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN EMPLOYED UNTIL THE RSU GRANT DATE OR THEREAFTER.

NEITHER WE, THE COMPENSATION COMMITTEE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD SURRENDER OR NOT SURRENDER YOUR ELIGIBLE OPTIONS. YOU MUST MAKE YOUR OWN DECISION WHETHER OR NOT TO SURRENDER YOUR ELIGIBLE OPTIONS TAKING INTO ACCOUNT YOUR OWN PERSONAL CIRCUMSTANCES AND PREFERENCES. FOR QUESTIONS REGARDING TAX IMPLICATIONS OR OTHER INVESTMENT-RELATED QUESTIONS, WE URGE YOU TO CONSULT WITH YOUR OWN LEGAL COUNSEL, ACCOUNTANT AND/OR FINANCIAL ADVISOR.

Section 10. Information Concerning JDSU; Financial Information.

Information Concerning Us

JDSU was incorporated in California in 1979 and reincorporated in Delaware in 1993. Our principal executive offices are located at 430 North McCarthy Boulevard, Milpitas, California 95035, and our telephone number at that address is (408) 546-5000.

JDSU is the product of several significant mergers and acquisitions including, among others, the combination of Uniphase Corporation and JDS FITEL in 1999, and the acquisition of Acterna, Inc. in 2005. Our strategy is to operate as a company comprised of a portfolio of business with a focus on optical and broadband innovation. JDSU is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU is also a leading provider of optical solutions for biomedical and environmental instrumentation, semiconductor processing, aerospace and defense, brand authentication, display systems, and custom color product differentiation applications. To serve its markets, JDSU operates in the following business segments: Communications Test and Measurement, which accounted for approximately 47 percent of net revenue in fiscal year 2010; Communications and Commercial Optical Products, which accounted for approximately 37 percent of net revenue in fiscal year 2010; and Advanced Optical Technologies, which accounted for approximately 16 percent of net revenue in fiscal year 2010.

Financial Information

The following table sets forth selected financial information for JDSU. The selected historical statement of operations data for the fiscal years ended June 27, 2009 and July 3, 2010, and the selected historical balance sheet data as of June 27, 2009 and July 3, 2010 have been derived from the audited financial statements included in our annual report on Form 10-K for the fiscal year ended July 3, 2010. The information presented below should be read together with the complete financial statements and the notes related thereto as well as the section of these reports entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have presented the following data in thousands, except per share data.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS AND BALANCE SHEETS

(in millions, except per share data)

	Years Ended
	July 3, 2010	June 27, 2009
Net revenue	$1,363.9	$1,283.3
Loss from operations	$(54.2)	$(899.9)
Loss from continuing operations before income taxes	$(57.2)	$(908.5)
Net loss	$(61.8)	$(909.5)
Net loss per share—basic and diluted
Continuing operations	$(0.27)	$(4.20)
Discontinued operations	$(0.01)	$(0.02)

Net loss	$(0.28)	$(4.22)

Shares used in per share calculation—basic and diluted	218.9	215.6

	For the Years Ended
	July 3, 2010	June 27, 2009
Total current assets	$1,074.6	$1,107.8
Total assets	$1,703.6	$1,668.1
Total current liabilities	$350.9	$309.9
Total liabilities	$794.9	$733.6
Total stockholders’ equity	$908.7	$934.5

Ratio of Earnings to Fixed Charges. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings represent loss from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of discount and issuance cost related to the Company’s long-term debt during the period.

Fiscal Year Ended
	July 3, 2010	June 27, 2009

Ratio of earnings to fixed charges(a)	—	—

(a)	Earnings for the years ended July 3, 2010 and June 27, 2009 were insufficient to cover fixed charges for the periods by $1.4 million and $34.6 million, respectively.

Book Value Per Share. Our book value per share as of our most recent balance sheet dated July 3, 2010 was $4.15.

Additional Information. For more information about us, please refer to our annual report on Form 10-K for the fiscal year ended July 3, 2010 and our other filings made with the SEC. We recommend that you review the materials that we have filed with the SEC before making a decision on whether or not to surrender your Eligible Options for exchange. We will also provide without charge to you, upon request, a copy of any or all of the documents to which we have referred you. See Section 17, Additional Information, for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review such reports.

Section 11. Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.

A list of our directors and Named Executive Officers as of the date of this Offer to Exchange and the amount of our securities beneficially owned by them as of August 28, 2010 is attached to this Offer to Exchange as Appendix A. As of August 28, 2010, our Named Executive Officers and directors as a group held options outstanding under our existing equity incentive plans to purchase a total of 3,058,734 shares of our common stock, which represented approximately 16 percent of the shares subject to all options to purchase our common stock outstanding under our existing equity incentive plans as of that date. The options to purchase our shares owned by members of our Board of Directors or our Named Executive Officers are not eligible to be surrendered in the Offer. Executive officers who are not named in the Summary Compensation Table of our Proxy Statement filed in connection with our 2010 annual meeting are eligible to participate in the Exchange Program. Neither the Company, nor to the best of our knowledge, any member of our Board of Directors or any of our Named Executive Officers, nor any affiliates of ours, engaged in transactions involving Eligible Options during the past 60 days.

Section 12. Status of Eligible Options Acquired By Us in the Offer; Accounting Consequences of the Offer.

Eligible Options that we accept for exchange pursuant to the Offer will be cancelled on the Expiration Date of the Offer, and the remaining number of shares subject to such cancelled Eligible Options that were issued under the 2003 Plan that are not subject to RSUs or replacement options issued pursuant to the Exchange Program will be returned to the 2003 Plan and will be available for grants in the future.

Under FASB ASC Topic 718 — “Compensation — Stock Compensation” (which codified former Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments”), the exchange of Eligible Options in the Offer is treated as a modification of the existing stock options for accounting purposes. Accordingly, we will recognize the unamortized compensation cost of the surrendered Eligible Options, as well as the incremental compensation cost of the RSUs or replacement options granted in the Offer, ratably over the vesting period of the RSUs or replacement options, as applicable. The incremental compensation cost will be measured as the excess, if any, of the fair value of each RSU or replacement option granted to Eligible Employees in exchange for surrendered Eligible Options, measured as of the date the RSUs or replacement options, as applicable, were granted, over the fair value of the Eligible Options surrendered in exchange for the RSUs or replacement options, measured immediately prior to the cancellation.

Because the exchange ratios were calculated to result in the fair value of surrendered Eligible Options being approximately equal in the aggregate to the expected fair value of the RSUs or replacement options replacing them, we do not expect to recognize any significant incremental compensation expense for financial reporting purposes as a result of the Offer. In the event that any of the RSUs or replacement options are forfeited prior to their vesting due to termination of service, the incremental compensation cost for the forfeited RSUs or replacement options will not be recognized; however, we will recognize any unamortized compensation expense from the surrendered Eligible Options that would have been recognized under the original vesting schedule.

Since these factors cannot be predicted with any certainty at this time and will not be known until the expiration of the Offer, we cannot predict the exact amount of any incremental compensation expense that may result from the Offer.

Section 13. Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of RSUs or replacement options as contemplated by the Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the Offer to accept surrendered Eligible Options for exchange and to issue RSUs or replacement options for surrendered Eligible Options is subject to the conditions described in Section 7, Conditions of the Offer, of this Offer to Exchange.

Section 14. Material U.S. Federal Income Tax Consequences.

The following is a general summary as of the date of this tender offer of the material U.S. federal income tax consequences to JDSU and to the eligible employees, who are U.S. citizens or residents, of participating in the Offer. Tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. The following general description does not constitute tax advice and should not be relied on as tax advice. Each participant is encouraged to seek tax advice regarding the tax consequences of participation in the Offer. This general summary does not address the consequences of any state, local or foreign tax laws nor the tax consequences for participants who are subject to tax in other countries.

Option Exchange and Grant of RSUs. We believe that you will not be subject to current U.S. federal income taxation if you elect to keep your eligible options. We do not believe that there will be any immediate U.S. federal income tax consequences of receiving an RSU in exchange for your eligible options if you are subject to U.S. income taxation.

Settlement of RSUs. When RSUs granted to you vest and are settled, you will generally recognize ordinary income equal to the fair market value of the shares that you receive. We will determine the fair market value of the shares based on the closing price of our common stock as reported on the NASDAQ Global Select Market on the applicable settlement date, or if not reported on such date, on the last day such closing price was reported. Generally, we will be entitled to a tax deduction equal to any amount recognized as ordinary income by you with respect to your vested RSU.

Subsequent Sale of Shares. Your tax basis in the RSUs granted to you will be equal to the fair market value on the date of settlement (that is, equal to the amount of ordinary income you recognize), and the capital gain holding period will commence upon the day following date on which the RSUs were settled. Your subsequent disposition of the stock will ordinarily result in a capital gain or loss in an amount equal to the difference between the amount you realize on the disposition and your tax basis in the shares that are disposed of. If you dispose of shares of common stock after you have held the shares for more than one year, such capital gain or loss will be long-term capital gain or loss. Long-term capital gains recognized by individuals generally are subject to a more favorable rate of tax than ordinary income. There are limitations imposed on the ability of individuals to deduct capital losses against their ordinary income.

Tax Withholding. At the time you recognize ordinary income, we will have an income and employment tax (e.g., FICA) withholding obligation with respect to that income, much like the obligation that arises when we pay you your salary or a bonus. This ordinary income resulting from the settlement of your RSU will be reflected on your year-end Form W-2 reported to the Internal Revenue Service. The income tax withholding may be insufficient to cover your final income tax liability with respect to the shares issued to you. You should consult with your own tax advisor to determine whether you should make estimated tax payments for the year in which you recognize ordinary income under your RSU.

We will satisfy tax withholding obligations in the manner specified in the award agreement, including any country-specific appendix thereto, for your RSU. If permissible under applicable law and as specified in your award agreement, including any country-specific appendix thereto, we have the right, but not the obligation, to require you to satisfy all or any portion of your withholding obligations by deducting from the shares of common stock that would otherwise be released to you upon the vesting of your RSU a number of whole shares having a fair market value that does not exceed the applicable minimum statutory withholding requirements.

IF YOU DO NOT RESIDE IN THE UNITED STATES, YOU SHOULD REFER TO THE TAX DISCLOSURE DISCUSSION IN APPENDIX B ATTACHED TO THIS OFFER TO EXCHANGE FOR A DISCUSSION OF THE TAX CONSEQUENCES OF PARTICIPATING IN THIS OFFER IN YOUR COUNTRY OF RESIDENCE.

IF YOU ARE LIVING OR WORKING IN THE UNITED STATES, BUT ARE ALSO SUBJECT TO THE TAX LAWS IN ANOTHER COUNTRY, YOU SHOULD BE AWARE THAT THERE MAY BE OTHER TAX AND SOCIAL INSURANCE CONSEQUENCES WHICH MAY APPLY TO YOU. WE STRONGLY RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR TO DISCUSS THE CONSEQUENCES TO YOU OF PARTICIPATING IN THE OFFER.

WE ENCOURAGE ALL ELIGIBLE EMPLOYEES WHO ARE CONSIDERING EXCHANGING THEIR ELIGIBLE OPTIONS TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

CIRCULAR 230 DISCLAIMERS. The following disclaimer is provided in accordance with Treasury Department Circular 230. You are hereby notified that (a) the summary above is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under the Internal Revenue Code, (b) the summary above was written to support the promotion or marketing (within the meaning of Circular 230) of the transaction(s) or matter(s) addressed by this communication, and (c) each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Section 15. Extension of the Offer; Termination; Amendment.

We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event listed in Section 7, Conditions of the Offer, has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay the acceptance for exchange of any Eligible Options by giving written or electronic notice of such extension to you or making a public announcement thereof.

We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Date to terminate or amend the Offer and to postpone our acceptance and cancellation of any Eligible Options surrendered for exchange upon the occurrence of any of the events listed in Section 7, Conditions of the Offer, by giving written or electronic notice of such termination or postponement to you or by making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of Eligible Options surrendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the Eligible Options surrendered promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event listed in Section 7, Conditions of the Offer, has occurred or is deemed by us to have occurred, to amend the Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the Offer to you or by decreasing or increasing the number of Eligible Options being sought in the Offer.

Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 a.m., Eastern Time / 6:00 a.m., Pacific Time, on the next business day after November 5, 2010. Any public announcement made through the Offer will be disseminated promptly to you in a manner reasonably designated to inform you of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement.

If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

In addition, if we decide to take any of the following actions, we will publish a notice or otherwise inform you in writing of such action and, if the Offer is scheduled to expire within ten business days from the date we notify you, keep the Offer open for a least ten business days after the date of such notification:

•	we increase or decrease the amount of consideration offered for the Eligible Options;

•	we decrease the number of Eligible Options eligible to be exchanged in the Offer; or

•

we increase the number of Eligible Options eligible to be exchanged in the Offer by an amount that exceeds 2 percent of the shares issuable upon exercise of the Eligible Options that are subject to the Offer immediately prior to the increase.

For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Pacific Time.

Section 16. Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting the surrender of Eligible Options pursuant to this Offer. You will be responsible for any expenses incurred by you in connection with your election to participate in the Exchange Program, including, but not limited to, mailing, faxing and telephone expenses, as well as any expenses associated with any tax, financial, legal or other advisor consulted or retained by you in connection with the Offer.

Section 17. Additional Information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the entire Schedule TO, including its exhibits, and the following materials which we have filed with (or in some case “furnished” to) the SEC before making a decision on whether to surrender your eligible options for exchange:

1.         our annual report on Form 10-K for our fiscal year ended July 3, 2010, filed with the SEC on August 31, 2010;

2.         our definitive proxy statement for our 2009 annual meeting of stockholders, filed with the SEC on September 25, 2009;

3.         the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 19, 1998, including any amendment or report filed for the purpose of updating such description (SEC file number 000-22874).

These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents) at no cost, by writing to JDS Uniphase Corporation., Attn: Investor Relations, 430 North McCarthy Boulevard, Milpitas, California 95035, or telephoning at (408) 546-4445 between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about JDSU should be read together with the information contained in the documents to which we have referred you.

Section 18. Miscellaneous.

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer is not in compliance with any applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the Offer will not be made to, nor will surrenders be accepted from or on behalf of, the option holders residing in such jurisdiction.

This Offer to Exchange and our SEC reports referred to above include “forward-looking statements.” When used in this Offer to Exchange, the words “anticipate,” “believe,” “estimate,” “expect,” “intend” and “plan” as they relate to JDSU or our management are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements. The documents we filed with the SEC, including our annual report on Form 10-K for the fiscal year ended July 3, 2010, our definitive proxy statement for our 2009 annual meeting of stockholders filed with the

SEC on September 25, 2009 and this Offer to Exchange, Summary Term Sheet, Certain Risks of Participating in the Offer discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. We encourage you to review these risk factors before you decide whether to participate in the Exchange Program.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD SURRENDER OR NOT SURRENDER YOUR OPTIONS THROUGH THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS DOCUMENT OR DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT AND THE ELECTRONIC ELECTION FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

JDS UNIPHASE CORPORATION

OCTOBER 6, 2010

APPENDIX A

INFORMATION CONCERNING THE DIRECTORS AND

NAMED EXECUTIVE OFFICERS OF JDS UNIPHASE CORPORATION

The Directors and Named Executive Officers of JDSU and their positions and offices as of August 28, 2010, are set forth in the following table:

Name	Title	Shares Subject to Options Outstanding	Percentage of Total Options Outstanding

Thomas Waechter	Chief Executive Officer, President and Director	1,036,667	5.50%
David Vellequette	Executive Vice President and Chief Financial Officer	620,000	3.29%
Roy Bie	Senior Vice President, Advanced Optical Technologies Products	403,680	2.14%
David Holly	Executive Vice President and President, Communications Test & Measurement Group	227,387	1.21%
Alan Lowe	Executive Vice President and President, Communications and Commercial Optical Products	191,250	1.01%
Richard E. Belluzzo	Director	9,875	0.05%
Harold L. Covert	Director	8,250	0.04%
Penelope A. Herscher	Director	-	-
Bruce D. Day	Director	9,000	0.05%
Masood A. Jabbar	Director	7,500	0.04%
Martin A. Kaplan	Chairman of the Board	48,125	0.26%
Kevin J. Kennedy	Director	470,375	2.49%
Richard T. Liebhaber	Director	9,375	0.05%
Casimir S. Skrzypczak	Director	9,750	0.05%

The address of each director and Named Executive Officer is: c/o JDSU, 430 North McCarthy Boulevard, Milpitas, California, 95035. The telephone number for each director and Named Executive Officer at this location is (408) 546-5000. Executive officers who are not named in the Summary Compensation Table of our Proxy Statement filed in connection with our 2010 annual meeting are eligible to participate in the Exchange Program.

Appendix A-1

APPENDIX B

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

CANADA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in Canada. This summary is based on the tax laws in effect in Canada as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the options are granted, you exercise the options or you sell shares acquired upon the exercise of the options.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of new options.

Grant of Option

You are not subject to tax when your option is granted to you.

Cash Payments

If you receive cash payments in exchange for your options, such cash payments are treated as regular income. Your employer will withhold and report tax and Canada Pension Plan (“CPP”) contributions when you at date of such cash payment.

Exercise of Option

Unless you elect to defer tax as discussed below, you are subject to income tax upon exercise of your option. You will recognize taxable income on the “spread” on the shares purchased, which is the excess of (1) the fair market value of the purchased shares on the date of exercise, over (2) the aggregate exercise price paid for those shares. However, you can deduct one half of the spread and therefore you will be subject to tax only on the remaining one half of the spread at your applicable marginal tax rate. The spread at exercise also is subject to CPP contributions to the extent you have not reached the maximum contribution threshold.

You may defer the income tax (but not any CPP contributions) imposed on the spread until the earliest of the time that you (1) sell the shares acquired upon exercise of your option, (2) die, or (3) become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your employer by January 15 of the year following the year in which you acquire shares upon exercise of your option. You may only defer taxation on the first C$100,000 worth of shares (determined by reference to the fair market value of the underlying option shares on the date of grant) that have been acquired pursuant to options vesting in the same year.

Appendix B-1

Sale of Shares

When you sell any shares acquired upon exercise of your option, you are subject to tax on one half of any capital gain realized upon sale of those shares. The amount of your capital gain is equal to the excess of (1) the sale price of the shares less any brokerage fees, over (2) the “tax cost” of the shares, which is generally the fair market value of the shares on the date of exercise. The “tax cost” of shares acquired upon exercise of your option is generally averaged with the tax cost of any other shares of the company that you own, unless you elect the deferral described above or unless you dispose of the shares within 30 days (e.g., through the cashless exercise method) without having acquired or disposed of any other shares of the company in the interim. Taxes imposed on net taxable capital gain, if any, are assessed at your marginal income tax rate.

If you decide to defer income tax at exercise, the proceeds from the sale of shares will be taxed. However, the proceeds will be treated as having two components. The spread between the exercise price and the fair market value at exercise will be taxed as wage income. The spread between the sale proceeds and the fair market value at exercise will be treated as capital gains.

Tax Withholding and Reporting Requirements

Withholding and reporting requirements will depend on whether you elect to defer the payment of income tax from the date of exercise, as explained above.

If you elect to defer the payment of income tax from the date of exercise, withholding is not required. In this case, your employer will report the income and deferral of the tax payment.

If you do not elect to defer the payment of income tax, your employer will withhold and report the taxes due at exercise.

Appendix B-2

PEOPLE’S REPUBLIC OF CHINA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in the People’s Republic of China (the “PRC”). This summary is based on the tax laws in effect in the PRC as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when restricted stock units are granted to you.

Cash Payments

If you receive cash payments in exchange for your options, you will be subject to income tax and you may be subject to social insurance contributions (to the extent you have not already reached the applicable contribution ceiling) when you receive cash payments in exchange for the options. You will be taxed on the amount of the cash payments as employment income or a separate bonus.

Vesting of Restricted Stock Units and Sale of Shares

Due to regulatory issues in China, you may be required to immediately sell all of the shares issued to you at vesting. You will be subject to income tax and you may be subject to social insurance contributions (to the extent you have not already reached the applicable contribution ceiling) when the restricted stock units vest and shares are sold. You will be taxed on the fair market value of the shares at vesting. If there is any difference between the fair market value of the shares when they are issued to you and the sale price, you will recognize a capital gain or loss on this amount. If you recognize a capital gain, you will be subject to capital gains tax on this amount.

Withholding and Reporting

Your employer will withhold and report income tax (and social insurance contributions, if applicable) at the vesting of the restricted stock units. Nevertheless, you will be responsible for paying any difference between the actual tax liability and the amount withheld (if any). It is your responsibility to report and pay any capital gains tax resulting from the sale of the shares.

Appendix B-3

Other Information

Exchange Control

As noted above, you may be required to immediately sell the shares issued to you at vesting. Exchange control requirements apply when the shares are sold and the proceeds must be repatriated to the PRC. You should consult your personal tax and/or legal advisor(s) regarding the requirements for repatriating any proceeds from the sale of shares to the PRC.

Appendix B-4

FRANCE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in France. This summary is based on the tax laws in effect in France as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Date of Grant

The restricted stock units (RSUs) granted to you have been designed to comply with the requirements set out under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, and therefore are intended to be tax-qualified.

You will not be subject to taxation at the time when the restricted stock units are granted to you.

Cash Payments

If you receive cash payments in exchange for your options, you will be subject to income tax and you may be subject to social insurance contributions (to the extent you have not already reached the applicable contribution ceiling) when you receive cash payments in exchange for the options. You will be taxed on the amount of the cash payments as employment income.

Date of Vesting

The RSUs award granted to you under the French Plan are qualified RSU awards for French tax and social security purposes, taxation of the spread will be deferred until sale of the underlying shares. JDS Uniphase believes that all RSU awards granted under the French Plan by the Board of Directors are qualified for French tax and social security purposes, but employees are strongly encouraged to consult with their personal tax advisor to insure their personal compliance with French law.

Appendix B-5

Sale of Shares

RSUs awards granted to employees in France under the French Plan will vest over a four-year period (please see your Notice of Grant for your vesting schedule). However, subject to certain exceptions defined in the French Plan, no portion of the shares may vest for two years from the date of grant and the shares may not be sold for an additional two years from the date of vesting. This vesting schedule and share sale restriction is designed to enable French employees to qualify for the favorable tax regime allowed by the French Tax Code. In order for employees to appreciate the benefits of this holding period, we provide the following discussion of the tax consequences of RSU awards that do not meet this requirement as well as those that do comply.

Generally, the tax and social security consequences applicable to the RSUs awards will depend on whether the underlying shares are sold prior to or after the expiration of the two-year sale restriction period from the date of vesting:

(i)	Sale of the shares within the two-year holding period from the date of vesting

If the two-year sale restriction is not met, the proceeds from the sale of the shares will be taxed in two components.

As explained above, the taxation of the market value of the shares on the date of vesting (i.e., the number of shares vesting on that date multiplied by the market value of the shares on that date) is deferred until the sale of the underlying shares. If this sale takes place within the two-year sale restriction period (except for some limited events enumerated by law, such as death or disability and provided certain conditions are satisfied), the market value of the shares (plus-value d’acquisition) will be considered as additional salary and taxed at the progressive personal income tax rate (which marginal tax rate is 40% on the income band above €69,783 for 2009 income). Your employer will be required to withhold (i) your portion of social security contributions (around 23% of the spread), together with (ii) the general social security contributions («CSG») at a rate of 7.5% and (iii) the contribution to the reimbursement of social security debts («CRDS») at the rate of 0.5%. Your employer will also be required to pay its portion of social security contributions (around 45% of the market value of the shares on the date of vesting.)

The capital gain at the time of sale (plus value de cession) which is the difference between the share sale price and the market value of the shares on the date of vesting is taxed at the overall rate of 30.1% (18% plus the 8.2% CSG, the 0.5% CRDS, the 2% special tax and the 1.4% additional contribution to the special tax). The 18% income tax applies from the first € only if the yearly amount of securities (free shares included) sold by the members of your tax household exceeds €25,830 (for shares sold in 2010). The possible capital loss offsets against your tax household’s capital gains of the year and of the ten following years. The possible capital loss offsets against the spread.

(ii)	Sale of the shares after expiration of the two-year sale restriction period from the date of vesting

If the two-year sale restriction period is met, the proceeds from the sale of the shares will be taxed in two components.

The market value of the shares on the date of vesting (plus-value d’acquisition), whose taxation had been deferred, will be taxed at the overall rate of 44.5% (30% of income tax plus the 8.2% CSG, the 0.5% CRDS, the 2.5% salaried contribution, the 2% special tax and the 1.4% additional contribution to the special tax).

The capital gain at the time of sale (plus value de cession) which is the difference between the share sale price and the market value of the shares on the date of vesting is taxed at the rate of 30.1% (18% of income tax plus the 8.2% CSG, the 0.5% CRDS, the 2% special tax and the 1.4% additional contribution to the special tax).

Appendix B-6

Withholding and Reporting Requirements

(i)	For any vesting of RSU awards

The Employer company will send you no later than February 15 of the year following the year of vesting of the RSUs awards, an individual statement providing the following information:

•	its corporate purpose, the place of location of its principal establishment and, if different, the place of location of its registered office;

•	the date on which the RSUs was granted and the date of vesting of the RSUs; and

•	the number and the value of shares acquired.

The Employer company will also send the duplicate of the individual statements to the tax office (“Direction des Services fiscaux”) with which it files its tax return.

In order to benefit from the favorable tax regime (i.e., deferral of taxation), you must join the above individual statement delivered by the Employer company to your annual French income tax return of the year during which the RSUs vested (e.g., vesting of the RSUs awards in 2009, you would have to join the individual statement to the income tax return for the income earned in 2009 which you file with the French tax authorities in 2010).

(ii)	Sale of shares prior to the expiration of the two-year sale restriction period

Should the shares be sold prior to the expiration of the two-year sale restriction period, the market value of the shares will be noted on your pay slips for the month of the sale of the shares and on the annual declaration of salaries which must be filed with the tax and labor authorities before February 1 of the year following the year of sale of the shares.

When the shares are totally or partially converted into bearer shares or sold prior to the end of the two-year holding period, the Employer company will send you an individual statement no later than February 15 of the year following the year during which the shares were sold or converted.

The individual statement will provide, in addition to the information mentioned above, the date of the conversion or of the sale of shares, the number of shares sold or converted and the market value of the shares at the time the RSUs award vested.

The Employer company will also send the duplicate of the individual statements to the tax office (“Direction des Services fiscaux”) with which you file your tax return.

(iii)	Sale of the shares after the expiration of the two-year sale restriction period

Should the shares be sold after the end of the two-year sale restriction period, you must include the spread (taxable at the overall rate of 44.5%) and the capital gain (taxable at the overall rate of 30.1%) in your French tax return of the year during which such shares were sold.

Other Information

Exchange Control

Under certain circumstances, you may have to declare the transfer of currency to or from France. Please contact your tax or legal advisor for more details.

Appendix B-7

GERMANY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Germany. This summary is based on the tax laws in effect in Germany as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when restricted stock units are granted to you.

Cash Payments

If you receive cash payments in exchange for your options, such cash payments are treated as salary. Your employer will withhold and report tax and social insurance contributions (if applicable) at date of such cash payment.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceilings) when the restricted stock units vest and shares are issued to you.

Sale of Shares

When you sell the shares acquired upon vesting of your restricted stock units, you are subject to capital gains tax and solidarity tax on any gain.

The taxable gain is the excess of the sale price over the fair market value of the shares at the time of vesting of the restricted stock units.

Withholding and Reporting

Your employer will withhold and report tax and social insurance contributions (if applicable) at the vesting of the restricted stock units. You are required to report the taxable benefit arising in connection with the restricted stock units on your tax return for the tax year when the taxable benefit was received and pay any difference between the actual tax and the amount withheld.

Appendix B-8

Other Information

Exchange Control

Foreign exchange reporting requirements may apply. Please contact your tax or legal advisor for more details.

Appendix B-9

HONG KONG

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Hong Kong. This summary is based on the tax laws in effect in Hong Kong as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Cash Payments

You will likely be subject to tax on any cash payments received as a result of the exchange. The cash payments will be treated as regular employment income and subject to Hong Kong salaries tax and Mandatory Provident Fund (social insurance) contributions.

Vesting of Restricted Stock Units

You will be subject to income tax when your restricted stock units vest and shares are issued to you. The taxable amount will be the fair market value of the shares on the date of vesting.

You likely will not be subject to Mandatory Provident Fund (social insurance) contributions when your restricted stock units vest.

Please note that if you leave Hong Kong permanently and subsequently vest in your restricted stock units, any income is still considered Hong Kong source employment income and subject to tax in Hong Kong. You can elect to settle your tax liability prior to leaving Hong Kong, thereby removing any continuing filing obligations. In such case, you will be taxed on the “notional” income based on the assumption that all your vested and unvested restricted stock units at the time of permanent departure were vested within seven days before the date of submission of your tax return for the year in which you permanently depart Hong Kong. If the value of the shares increases so that the actual gain at vesting is greater than on the date of departure, there will be no additional tax. If the value of the shares decreases so that the actual gain on exercise is less than on the date of departure or not all of your restricted stock units eventually become vested, you cannot request a refund of any tax overpayment unless the tax assessment is objected to within the statutory time allowed for objection.

Appendix B-10

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will not be subject to capital gains tax.

Withholding and Reporting

Your employer will not withhold any taxes incurred pursuant to your restricted stock units (however, there are special rules applying to employees who will depart or have departed from Hong Kong).

However, your employer will report on an annual basis the income from your restricted stock units (i.e., the fair market value of the shares upon the vesting of the restricted stock units) along with your salary.

In addition, you are required to report and remit to the relevant tax authorities any taxes incurred upon the vesting of your restricted stock units.

Cash Payments

Both you and your employer are required to report such payments on the tax returns in the year of receipt.

Cessation and/or Post-Departure

If there are any restricted stock units vested to you after cessation of employment and/or departure, your employer has to submit an amended employer’s return or a written notification to the tax authority to report your additional income. You also have an obligation to inform the tax authority if such an event has taken place and pay any tax due. The only exception is if you have elected for “deem vesting” prior to leaving Hong Kong.

Appendix B-11

INDIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in India. This summary is based on the tax laws in effect in India as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, or if you are not considered an Indian resident, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when the restricted stock units are granted to you.

Cash Payments

If you receive cash payments in exchange for your stock options, you may be subject to income tax, in which case tax could be levied at your marginal income tax rate. Your employer may withhold such taxes at the time of making the cash payments to you.

Vesting of Restricted Stock Units

Restricted stock units granted to employees in India that vest after April 1, 2009 are no longer characterized or taxed as fringe benefits payable by your employer.

Instead, restricted stock units that vest after April 1, 2009 are subject to perquisite taxes and treated as regular salary income, payable by you.

Upon the vesting of your restricted stock units, you will recognize taxable income on the fair market value of the shares.

Your restricted stock units should not be subject to social insurances upon vesting.

Sale of Shares

If you sell any shares acquired pursuant to your restricted stock units, you will be taxed on any gain realized. Your capital gain is determined by taking the excess of (1) the sale price of the shares, over (2) the fair market value of those shares upon the vesting of your restricted stock units.

Appendix B-12

If the shares are held for 12 months or less, any gain on the shares is taxed as short-term capital gain. If the shares are held for more than 12 months, any gain on the shares is taxed as long-term capital gain.

Withholding and Reporting

Your employer is required to withhold and report the income tax payable on the fair market value of the shares upon the vesting of your restricted stock units.

Other Information

Exchange Control

You must repatriate to India the proceeds of any shares sold and convert the proceeds to local currency within the stipulated period of time (i.e., 90 days). You must also obtain evidence of the repatriation of funds in the form of a foreign inward remittance certificate from the bank where you deposited the foreign currency in case the Reserve Bank of India or your employer requests proof of repatriation.

Appendix B-13

ISRAEL

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Israel. This summary is based on the tax laws in effect in Israel as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

The tax treatment of an option exchange for restricted stock units is uncertain under Israeli law and the company has not sought a ruling with the Israeli Tax Authority. Therefore it is unclear whether the exchange of vested options will be considered a taxable event and whether you will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceiling) as a result of the exchange of eligible vested options for the grant of restricted stock units.

Accordingly, you should consult with your personal tax advisor regarding the potential tax consequences of the offer to exchange before making any decision to participate in the exchange.

Grant of Restricted Stock Units

You will not be subject to income tax or social insurance contributions (national insurance and health tax) when the restricted stock units are granted to you.

Cash Payments

If you receive cash payments in exchange for your options, any cash payments made will be taxed as ordinary employment income at progressive rates.

Vesting

You likely will not be subject to income tax or social insurance contributions when your restricted stock units vest and shares are issued.

Exit Tax

If you cease to be a resident of Israel, the taxation of your assets (including any restricted stock units and/or shares) may be affected.

Please consult your personal tax advisor regarding the tax treatment of your restricted stock units and/or shares if you cease to be a resident of Israel.

Sale of Shares

When you sell the shares acquired pursuant to your restricted stock units, you are subject to taxation and social insurance contributions on the proceeds based on marginal individual employment income tax rates.

Appendix B-14

ITALY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Italy. This summary is based on the tax laws in effect in Italy as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when restricted stock units are granted to you.

Cash Payments

If you receive cash payments in exchange for your options, the cash you receive will be subject to tax and social insurance contributions, as income from employment, at the time of the payment.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will be subject to capital gains tax on any gain you realize. The taxable gain will be the difference between the sale price and the fair market value of the shares as above indicated at vesting.

Withholding and Reporting

Your employer will withhold and report social insurance contributions, as well income tax, at the vesting of the restricted stock units. It is your responsibility to report and pay any tax resulting from the sale of shares.

Other Information

Exchange Control

You are required to report the following on your annual tax return: (1) transfers of cash or shares to or from Italy exceeding €10,000 performed through brokers non-resident in Italy, (2) the amount of foreign investments held at the end of the calendar year exceeding €10,000 through which a foreign income taxable in Italy can be obtained, and (3) the amount of any transfers taking place to and from Italy, as well as abroad, with regard to your foreign investments. Under certain circumstances, you are exempt from these fulfillments if the foreign securities you hold are administered or managed by a broker resident in Italy and the income deriving from such securities is perceived through the same brokers.

Appendix B-15

JAPAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Japan. This summary is based on the tax laws in effect in Japan as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units. Please note, however, that the Japanese tax treatment of an option exchange for restricted stock units is uncertain because there are no specific tax provisions related to such an exchange. Therefore, we recommend that you consult with your personal tax advisor regarding the potential tax consequences of the offer.

Grant of Restricted Stock Units

Although the tax treatment of restricted stock units is uncertain in Japan, under the current practice of the tax authorities, you will likely not be subject to tax when the restricted stock units are granted to you.

Cash Payments

If you receive cash payments in exchange for your options, you likely will be subject to income tax when cash is paid out to you. This income will likely be characterized as remuneration income.

Vesting of Restricted Stock Units

You likely will be subject to income tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you. This income will likely be characterized as remuneration income.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will be subject to capital gains tax on any gain you realize. The taxable gain will be the difference between the sale price and the fair market value of the shares at vesting. Please consult with your personal tax advisor to find out if you are eligible for a reduced rate.

Withholding and Reporting

Your employer will not withhold or report tax at the vesting of the restricted stock units. It is your responsibility to report and pay any tax resulting from the cash payment, the vesting of the restricted stock units and the sale of shares.

Appendix B-16

KOREA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Korea. This summary is based on the tax laws in effect in Korea as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when restricted stock units are granted to you.

Cash Payments

If you receive cash payments in exchange for your options, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings) on the cash payment upon receipt of the cash payment.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings) when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you.

Sale of Shares

When you sell the shares acquired upon vesting of your restricted stock units, you generally are subject to capital gains tax on any gain, which is the excess of the sale price over the fair market value of the shares at the time of vesting of your restricted stock units.

Withholding and Reporting

Since your employer will not directly bear the cost of the restricted stock units, your employer will not withhold or report income tax at the vesting of the restricted stock units. Your employer will withhold and report any social insurance contributions, if applicable, from the fair market value of your shares upon the vesting of your restricted stock units and pay such contributions to Korea’s social insurance funds.

Generally, you are responsible for reporting on your personal income tax return any income recognized as a result of the restricted stock units and for paying all applicable taxes.

Appendix B-17

Other Information

Exchange Control

Exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares to repatriate the proceeds to Korea within 18 months of the sale.

Appendix B-18

MEXICO

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Mexico. This summary is based on the tax laws in effect in the Mexico as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange and Grant of Restricted Stock Units

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You are not subject to tax when your restricted stock units are granted to you.

Cash Payments

If you receive cash payments in exchange for your options, you will recognize ordinary income for Mexican income tax purposes on the date the cash payments are made.

Vesting of Restricted Stock Units

You are subject to income tax upon vesting of your restricted stock units.

You will recognize taxable income on the fair market value of the shares issued upon the vesting of your restricted stock units.

Sale of Shares

When you sell the shares acquired upon vesting of your restricted stock units, you generally are subject to capital gains tax on any gain, which is the excess of the sale price over the fair market value of the shares at the time of vesting of your restricted stock units.

Withholding and Reporting

Your employer will not withhold any income tax incurred on the taxable benefit arising in connection with your restricted stock units

Your employer will, however, report the taxable benefit you receive upon the vesting of your restricted stock units.

You are required to report and remit any taxes incurred in connection with your restricted stock units.

Appendix B-19

NETHERLANDS

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in the Netherlands. This summary is based on the tax laws in effect in the Netherlands as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange and Grant of Restricted Stock Units

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

You should consult with your personal tax advisor regarding the potential tax consequences of the offer to exchange before making any decision to participate in the exchange.

Cash Payments

If you receive cash payments in exchange for your stock options, you will recognize ordinary income for Dutch income tax purposes on the date the cash payments is made to you, subject to applicable wage tax withholding.

Vesting of Restricted Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceilings) when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will not be subject to capital gains tax, provided you hold less than a 5% interest in JDS Uniphase as a private investment.

Withholding and Reporting

Your employer will withhold and report income tax and social insurance contributions at the vesting of the restricted stock units. It is your responsibility to report and pay any investment tax resulting from any shares acquired at vesting of the restricted stock units.

Other Information

Securities Notice

You should be aware of the Dutch insider trading rules which may impact the sale of shares acquired at vesting of the restricted stock units. In particular, you may be prohibited from effecting certain share transactions if you have insider information about JDS Uniphase. If you are uncertain whether the insider trading rules apply to you, you should consult with your personal legal advisor.

Appendix B-20

SINGAPORE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Singapore. This summary is based on the tax laws in effect in Singapore as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

Although not entirely clear under the Singaporean tax rules, you should not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

You should consult with your personal tax advisor regarding the potential tax consequences of the offer to exchange before making any decision to participate in the exchange.

Grant of the Restricted Stock Units

You will not be subject to tax when restricted stock units are granted to you.

Cash Payments

If you receive cash payments in exchange for your options, you will be subject to income tax on the cash payment upon receipt of the cash payment.

Vesting of Restricted Stock Units

You will be subject to income tax when your restricted stock units vest. The taxable amount will be the fair market value of the shares on the date of vesting.

You will not be subject to Central Provident Fund (“CPF”) contributions when your restricted stock units vest and the shares are issued to you.

Exit Tax

If you are either (1) a citizen of a country other than Singapore, (2) or a Singapore resident leaving Singapore permanently, and you cease your employment in Singapore, you are subject to the Singapore exit tax pursuant to the “Deemed Exercise Rule” (which has been interpreted to apply to restricted stock units) at the time that you cease your employment. Under the “Deemed Exercise Rule” you are subject to Singapore income tax on the fair market value of the shares at the time you cease employment.

Appendix B-21

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will not be subject to capital gains tax unless you are engaged in the business of buying and selling securities.

Withholding and Reporting

Your employer will not withhold any taxes incurred on the taxable benefit arising in connection with the restricted stock units. Your employer will, however, report the taxable benefit you receive upon vesting of the restricted stock units.

You are required to report and remit any taxes incurred in connection with the restricted stock units.

Other Information

Securities Information

This offer to exchange has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offer to exchange and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of restricted sock units may not be circulated or distributed, nor may the restricted stock units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to a qualifying person under Section 273(1)(f) of the Securities and Futures Act, Chapter 289 of Singapore (the “Act”) or (ii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Act.

Appendix B-22

TAIWAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Taiwan. This summary is based on the tax laws in effect in Taiwan as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You should not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You are not subject to tax when your restricted stock units are granted to you.

Cash Payments

If you receive cash payments in exchange for your options, you will be subject to income tax on the cash payment upon receipt of such cash payment.

Vesting of Restricted Stock Units

You are subject to income tax upon vesting of your restricted stock units.

You will recognize taxable income on the fair market value of the shares issued to you in respect of your vested restricted stock units.

Sale of Shares

In general, if you sell any shares acquired pursuant to your restricted stock units, you will not be subject to tax on any capital gains.

However, from January 1, 2009, the sale of shares acquired pursuant to your restricted stock units are included as regular taxable income for purposes of calculating alternative minimum taxes, if applicable. It is therefore recommended that you consult your personal tax advisor to determine if the sale of shares acquired pursuant to your restricted stock units impacts your tax obligations.

Appendix B-23

Tax Withholding and Reporting Requirements

Your employer will not withhold any income tax incurred upon the vesting of your restricted stock units. However, your employer will issue a non-withholding statement and report the income to the tax authorities.

In addition, you are required to report the income from your restricted stock units on your annual tax return and pay any taxes due.

Appendix B-24

UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in the United Kingdom (the “U.K.”). This summary is based on the tax laws in effect in the U.K. as of August 2010. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary may also include other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, or if you are not treated as resident and ordinarily resident in the U.K., the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant of Restricted Stock Units

You will not be subject to tax when restricted stock units are granted to you.

Cash Payments

If you receive cash payments in exchange for your stock options, the cash payment will be subject to income tax and employee National Insurance contributions (“NICs”) which will be deducted by your employer.

Vesting of Restricted Stock Units

You will be subject to income tax and employee NICs when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you.

Pass-Through of Employer National Insurance Contributions

You have voluntarily executed an Inland Revenue approved joint election transferring the employer’s National Insurance Contribution liability to you. Accordingly, you will be responsible, in accordance with the terms of such joint election, to satisfy the liability for the employer’s National Insurance Contributions on the fair market value of the shares upon the vesting of your restricted stock units.

Sale of Shares

When you sell the shares acquired upon vesting of your restricted stock units, you generally are subject to capital gains tax on any gain, which is the excess of the sale price over the fair market value of the shares at the time of vesting of your restricted stock units.

Any capital gains tax owed is subject to an annual personal exemption. Taper relief on the taxable amount is no longer available.

Appendix B-25

Withholding and Reporting

Your employer is required to calculate income tax and NICs and pay these amounts to Her Majesty’s Revenue & Customs (“HMRC”) when you receive either a cash payment in exchange for your options or shares upon vesting of your restricted stock units. Your employer will withhold any applicable income tax and NICs under the Pay As You Earn system or by any other means set forth in your restricted stock unit agreement as applicable.

Your employer is also required to report the grant and vesting of the restricted stock units, the acquisition of shares and the tax withheld on its annual tax returns filed with HMRC.

In addition to your employer’s reporting obligations, it is your responsibility to report income resulting from the vesting of the restricted stock units and sale of shares on your annual tax return. It is your responsibility to pay tax resulting from the sale of shares.

Appendix B-26